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                                                                EXECUTION COPY

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                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                         NEUMAN HEALTH SERVICES, INC.,

                           NEUMAN DISTRIBUTORS, INC.

                                      AND

                         DRUG GUILD DISTRIBUTORS, INC.



                         Dated as of October 25, 1996




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                               TABLE OF CONTENTS

                                                                            Page
I.    NAME OF SURVIVING CORPORATION; CERTIFICATE OF

      INCORPORATION AND BY-LAWS; BOARD OF DIRECTORS, OFFICERS................ 2
      ss.1.01 The Merger..................................................... 2
      ss.1.02 Certificate of Incorporation and By-laws....................... 2
      ss.1.03 Board of Directors and Officers................................ 2

II.   STATUS AND CONVERSION OF SECURITIES.................................... 3
      ss.2.01 Stock of DGD................................................... 3
            (a)   DGD Common Stock........................................... 3
            (b)   Surrender and Exchange of DGD Common Stock; No Fractional
                  Shares..................................................... 4
            (c)   Transfer Taxes............................................. 5
            (d)   DGD Stock Transfers........................................ 5
            (e)   DGD Preferred Stock........................................ 5
      ss.2.02 DGD Stock ..................................................... 6

III.  SHAREHOLDER APPROVAL; BOARD OF DIRECTORS'

      RECOMMENDATIONS; FILING; EFFECTIVE TIME................................ 6
      ss.3.01 Shareholder Approvals; Board of Directors' Recommendations..... 6
      ss.3.02 Dissenting Shareholders........................................ 7
      ss.3.03 Filing; Effective Time......................................... 7

IV.   CERTAIN EFFECTS OF MERGER.............................................. 7

V.    COVENANTS.............................................................. 8
      ss.5.01 Covenants of DGD............................................... 8
            (a)   Certificate of Incorporation and By-laws................... 8
            (b)   Shares and Options......................................... 8
            (c)   Dividends and Purchases of Stock........................... 9
            (d)   Financial Information; Access.............................. 9
            (e)   Conduct of Business........................................ 10
            (f)   Advice of Changes.......................................... 12
            (g)   Confidentiality............................................ 12
            (h)   Public Statements.......................................... 14
            (i)   Consents Without Any Condition............................. 15
            (j)   Transfer Taxes............................................. 15
            (k)   Compensation, Employment Plans, Retirement Plans, etc...... 15
            (l)   Liens; Indebtedness; etc................................... 17
            (m)   Business Combinations...................................... 17
            (n)   Compliance with Laws....................................... 17
            (o)   Taxes...................................................... 18



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            (p)   Material for Registration Statement and Proxy Statement.... 18
      ss.5.02 Covenants of Neuman............................................ 18

            (a)   Access..................................................... 18
            (b)   Conduct of Business........................................ 20
            (c)   Advice of Changes.......................................... 20
            (d)   Confidentiality............................................ 21
            (e)   Public Statements.......................................... 22
            (f)   Consents................................................... 22
            (g)   Employee Benefits.  ....................................... 23
            (h)   Material for Proxy Statement............................... 23
            (i)   Transfer Taxes............................................. 24
            (j)   Officer and Director Indemnification....................... 24
            (k)   Securities Law Compliance.................................. 24

VI.   REPRESENTATIONS AND WARRANTIES......................................... 25
      ss.6.01 Certain Representations and Warranties of DGD.................. 25
            (a)   Organization and Qualification............................. 25
            (b)   Capitalization............................................. 26
            (c)   Financial Condition........................................ 27
            (d)   Taxes...................................................... 28
            (e)   Other Liabilities.......................................... 30
            (f)   Litigation and Claims; Labor Matters....................... 30
            (g)   Properties................................................. 32
            (h)   Contracts and Other Instruments............................ 34
            (i)   Employees.................................................. 37
            (j)   Patents, Trademarks, Etc................................... 43
            (k)   Questionable Payments...................................... 46
            (l)   Authority to Merge......................................... 46
            (m)   Insurance.................................................. 48
            (n)   Books and Records.......................................... 49
            (o)   Customers and Suppliers.................................... 49
            (p)   Bank Accounts; Securities.................................. 49
            (q)   Disclosure................................................. 50
            (r)   Information to be Included in the Registration
                    Statement and the Proxy Statement........................ 50
            (s)   Accuracy of SEC Filings.................................... 50
            (t)   Agreements Not to Compete.................................. 51
            (u)   Environmental Conditions................................... 51
      ss.6.02 Certain Representations and Warranties of Neuman &
                    Distributors............................................  57
            (a)   Organization and Qualification............................. 57
            (b)   Authority to Merge......................................... 57
            (c)   Business After the Effective Time.......................... 59
            (d)   Status of Neuman Common Stock To Be Issued................. 59
            (e)   Financial Condition........................................ 60
            (f)   Litigation and Claims...................................... 61


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            (g)   Other Liabilities.......................................... 61
            (h)   Capitalization............................................. 62
      ss.7.01 Conditions of Neuman........................................... 62
            (a)   Accuracy of Representations and Compliance
                    With Conditions.......................................... 62
            (b)   Certificates from DGD...................................... 63
            (c)   Opinions of DGD's Counsel.................................. 64
            (d)   Accountants' Letter........................................ 64
            (e)   Other Closing Documents.................................... 64
            (f)    Review of Proceedings..................................... 64
            (g)   Legal Action............................................... 65
            (h)   No Governmental Action..................................... 65
            (i)   INTENTIONALLY OMITTED...................................... 66
            (j)   Hart-Scott-Rodino Waiting Period........................... 66
            (k)   Fairness Opinion........................................... 66
            (l)   Contractual Consents Needed................................ 66
            (m)   Shareholder Consent........................................ 66
            (n)   No Material Adverse Effect................................. 67
            (o)   Financing Approvals........................................ 67
            (p)   Pooling.................................................... 67
            (q)   ISRA....................................................... 67
            (r)   Pension Plan............................................... 67
            (s)   Registration Statement..................................... 68

      ss.7.02 Conditions of DGD.............................................. 68
            (a)   Accuracy of Representations and Compliance
                    With Conditions.......................................... 68
            (b)   Certificates from Neuman................................... 69
            (c)   Opinion of Neuman's Counsel................................ 69
            (d)   Other Closing Documents.................................... 69
            (e)   Review of Proceedings...................................... 70
            (f)   Legal Action............................................... 70
            (g)   No Governmental Action..................................... 70
            (h)   Hart-Scott-Rodino Waiting Period........................... 71
            (i)   Fairness Opinion........................................... 71
            (j)   Securities Law Compliance.................................. 71
            (k)   No Material Adverse Effect................................. 71

VIII. TERMS OF ABANDONMENT................................................... 72
      ss.8.01 Mandatory Abandonment.......................................... 72
      ss.8.02 Optional Abandonment........................................... 72
      ss.8.03 Effect of Abandonment.......................................... 73

IX.   INTENTIONALLY OMITTED.................................................. 74

X.    MISCELLANEOUS.......................................................... 74
      ss.10.01 Further Actions............................................... 74
      ss.10.02 Availability of Equitable Remedies............................ 74


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      ss.10.03 Survival...................................................... 75
      ss.10.04 Modification.................................................. 76
      ss.10.05 Notices....................................................... 76
      ss.10.06 Waiver........................................................ 77
      ss.10.07 Binding Effect................................................ 77
      ss.10.08 No Third-Party Beneficiaries.................................. 77
      ss.10.09 Severability.................................................. 78
      ss.10.10 Headings...................................................... 78
      ss.10.11 Counterparts; Governing Law; Jurisdiction, Etc................ 78
      ss.10.12 Election of Directors......................................... 79
      ss.10.13 Pooling Modifications......................................... 80
      ss.10.14 Definitions................................................... 80


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                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                         NEUMAN HEALTH SERVICES, INC.,

                           NEUMAN DISTRIBUTORS, INC.

                                      AND

                         DRUG GUILD DISTRIBUTORS, INC.

            AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of October 25, 1996, by and among Neuman Health Services, Inc. a New Jersey corporation whose address is 175 Railroad Avenue, Ridgefield, New Jersey 07657 ("Neuman"), Neuman Distributors, Inc., a New Jersey corporation whose address is 175 Railroad Avenue, Ridgefield, New Jersey 07657 ("Distributors") and Drug Guild Distributors, Inc., a New Jersey corporation whose address is 350 Meadowland Parkway, Secaucus, New Jersey 07094 ("DGD"); (Distributors in its capacity as the surviving corporation being herein sometimes called the "Surviving Corporation," and Distributors and DGD being herein sometimes called the "Constituent Corporations").

            The parties hereto agree as follows:

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I.     NAME OF SURVIVING CORPORATION; CERTIFICATE OF INCORPORATION
       AND BY-LAWS; BOARD OF DIRECTORS, OFFICERS

       ss.1.01 The Merger

       At the Effective Time (as defined in Section 3.03 hereof) and subject to the terms and conditions of this Agreement and the New Jersey Business Corporation Act (the "NJBCA"), DGD shall be merged with and into Distributors, and Distributors shall survive the merger (the "Merger"). The name of the Surviving Corporation shall be "Neuman Distributors, Inc." Upon the Effective Time, the separate corporate existence of DGD shall cease and Distributors shall be the surviving corporation after the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the obligations, liabilities, restrictions, disabilities and duties of DGD and Distributors, all as provided under the NJBCA and as set forth in Article IV hereof. The parties hereto intend the Merger to be (i) a tax free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) a "pooling of interests" in accordance with generally accepted accounting principles ("GAAP").

       ss.1.02 Certificate of Incorporation and By-laws

       The certificate of incorporation (as defined in Section 14A:1-2.1 of the NJBCA) and the by-laws of Distributors as in effect at the Effective Time shall from and after the Effective Time be the certificate of incorporation and the by-laws of the Surviving Corporation until they are amended.

       ss.1.03 Board of Directors and Officers

       The directors and the officers of the Surviving Corporation at the Effective Time shall be the directors and the officers of Distributors at the Effective Time, each to serve, in each


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case (subject to the Surviving Corporation's by-laws), until their respective successors shall have been elected and qualified.

II.    STATUS AND CONVERSION OF SECURITIES

       ss.2.01 Stock of DGD

       (a) DGD Common Stock. Subject to Section 2.01(b), each share of common stock, $1.00 par value per share, of DGD (the "DGD Common Stock") outstanding at the Effective Time shall, subject to the terms and conditions of this Agreement, at the Effective Time, be converted into the right to receive that number of shares of the common stock, no par value per share, of Neuman (the "Neuman Common Stock") equal to the Per Share Consideration (as defined below) except that shares of DGD Common Stock held in DGD's treasury shall, by virtue of the Merger and without any action on the part of Neuman, Distributors or DGD, be canceled, and no cash, securities or other property shall be issued in the Merger in respect thereof. In this Agreement, the term "Per Share Consideration" shall mean the product arrived at by multiplying one share of Neuman Common Stock by a fraction: (i) the numerator of which shall be the number of shares of Neuman Common Stock which would have to be issued, in the aggregate, to DGD shareholders so that upon consummation of the Merger such shareholders would own 23% of the issued and outstanding shares of Neuman Common Stock and (ii) the denominator of which shall be the sum of (A) the total amount of issued and outstanding shares of DGD Common Stock immediately prior to the Effective Time and (B) the number of shares of DGD Common Stock which could be purchased on the day prior to the Effective Date pursuant to Subscriptions (as defined in Section 2.02); provided, however, that unless evidence satisfactory to Neuman is provided that a Subscription has been terminated or cancelled and


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is no longer in effect, all DGD Common Stock issuable pursuant to a Subscription set forth on Schedule 2.02 will be included in the denominator. All shares of Neuman Common Stock issued in exchange for DGD Common Stock will be subject to the same restrictions as are currently in effect for the holders of DGD Common Stock and will not be freely tradable by the holder thereof until a public offering of Neuman Common Stock has occurred or any shares of Neuman Common
Stock not issued as a result of the Merger are freely tradeable.


       Neuman covenants that prior to the Effective Date it will have authorized sufficient shares of Neuman Common Stock to cover the shares required to be issued in the Merger.

       (b) Surrender and Exchange of DGD Common Stock; No Fractional Shares. Subject to the provisions of Section 2.01(a) and of Section 2.01(c), after the Effective Time, each holder of an outstanding certificate or certificates (the "Old Certificates") which represented shares of DGD Common Stock prior to the Effective Time, upon surrender thereof to Neuman, shall be entitled to receive in exchange therefor a certificate or certificates (the "New Certificates"), representing the number of shares rounded up to the nearest whole number of shares of Neuman Common Stock into and for which the shares of DGD Common Stock theretofore represented by such surrendered Old Certificates have been converted pursuant to Section 2.01(a). Until surrendered and exchanged, each Old Certificate shall after the Effective Time be deemed for all purposes to represent only the right to receive the number of whole shares of Neuman Common Stock into and for which the shares of DGD Common Stock theretofore represented by such Old Certificate shall have been converted pursuant to Section 2.01(a). If outstanding Old Certificates are not surrendered and exchanged for New Certificates prior to seven years after the Effective Time (or if the relevant abandonment statutes under applicable state law provide for an earlier


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period, then immediately prior to such earlier period) the number of whole shares of Neuman Common Stock into and for which the shares of DGD Common Stock shall have been converted pursuant to Section 2.01(a) shall to the extent permitted by applicable law become the property of Neuman and, to the extent not in its possession, shall be paid over to it, free and clear of all claims or interests of any other Person (as hereinafter defined) previously entitled thereto. In this Agreement, the term "Person" shall mean and include any individual, corporation, partnership, joint venture, trust, association, governmental agency or instrumentality or other entity.

       (c) Transfer Taxes. If any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the Person requesting such exchange shall pay to Neuman any transfer or other taxes or governmental charges required by reason of the issuance of the New Certificate in any name other than that of the registered holder of the Old Certificate surrendered, or establish to the satisfaction of Neuman that such tax or charge has been paid or is not payable.

       (d) DGD Stock Transfers. As of the Effective Time, no transfer of the shares of DGD Common Stock outstanding prior to the Effective Time shall be made on the stock transfer books of DGD.

       (e) DGD Preferred Stock. The shares of DGD preferred stock, par value $100 per share ("DGD Preferred"), outstanding at the Effective Time shall be converted into Neuman preferred stock, par value $100 per share, with the same rights, preferences and limitations in effect on the date hereof for the DGD Preferred.


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       ss.2.02 DGD Stock Rights

       DGD represents and warrants that: all of the outstanding options, subscriptions for DGD Common Stock or DGD Preferred (the "Subscriptions"), warrants, calls, commitments, rights, plans or arrangements of any kind relating to any of the capital stock of DGD or any DGD Subsidiary (as defined in Section 6.01(a)) or any securities or other instruments convertible into, exercisable for or exchangeable for capital stock of DGD or any DGD Subsidiary (collectively, the "DGD Stock Rights") are set forth in Schedule 2.02 hereto.

III.   SHAREHOLDER APPROVAL; BOARD OF DIRECTORS'
       RECOMMENDATIONS; FILING; EFFECTIVE TIME

       ss.3.01 Shareholder Approvals; Board of Directors' Recommendations

       A meeting of the shareholders of DGD shall be held in accordance with DGD's by-laws, the NJBCA and applicable securities laws, as promptly as possible, after at least 20 days (or such longer period as may be required by law or the instructions to the form used to prepare the Registration Statement (as defined in Section 5.01(p), if any) prior written notice thereof given to the shareholders of DGD to consider and vote upon the adoption and approval of this Agreement, the Merger, and the other transactions contemplated hereby. The Board of Directors of DGD shall recommend to its shareholders that this Agreement, the Merger, and the other transactions contemplated hereby be adopted and approved. The shareholders of Neuman, shall, prior to the Effective Time, vote all shares of capital stock of Neuman in favor of the adoption and approval of this Agreement, the Merger, and the other transactions contemplated hereby. Neuman, as the sole shareholder of Distributors, shall prior to the Effective Time, vote all shares of capital stock of Distributors in favor of the


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adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby.

       ss.3.02 Dissenting Shareholders

       All dissenting shareholders (as defined in Section 14A:11-3 of the NJBCA) of DGD shall have such rights and remedies as are set forth in Chapter 11 of Title 14A of the NJBCA.

       ss.3.03 Filing; Effective Time


       As soon as practicable after the adoption and approval of this Agreement, the Merger, and the other transactions contemplated hereby by the shareholders of DGD (provided that if one or more of the conditions contained in Articles VII or VIII have not then been fulfilled or waived, then as soon as practicable after the fulfillment or waiver of all such conditions), an appropriate certificate of merger relating to the Merger, shall be executed and filed in the office of the Secretary of State of the State of New Jersey, at which time the Merger shall become effective (the "Effective Time").

IV.    CERTAIN EFFECTS OF MERGER
       As of the Effective Time:

            (i) the separate existence of DGD shall cease, DGD shall be merged with and into Distributors, and the Surviving Corporation shall possess all the rights, privileges, powers, immunities, purposes and franchises, public and private, of each of the Constituent Corporations.

            (ii) All real property and personal property, tangible and intangible, of every kind and description, belonging to the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed; and the title to any real estate, or


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       any interest therein, vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

            (iii) The Surviving Corporation shall be liable for all the obligations and liabilities of the Constituent Corporations; and any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be enforced as if such Merger had not taken place. Neither the rights of creditors nor any liens upon, or security interests in, the property of any of the Constituent Corporations shall be impaired by the Merger.

V.     COVENANTS

       ss.5.01 Covenants of DGD

       DGD agrees that, unless Neuman otherwise agrees in writing:

       (a) Certificate of Incorporation and By-laws. Until the earlier of the
(i) Effective Time or (ii) the abandonment or termination of the Merger pursuant to Article VIII hereof or otherwise, if required (the Effective Time and such abandonment or termination of the Merger are collectively referred to as the "Release Time"), no amendment will be made to the certificate of incorporation or by-laws of DGD or of any DGD Subsidiary.

       (b) Shares and Options. Until the Release Time, no share of capital stock of DGD or any DGD Subsidiary, and no option, warrant, call, plan, commitment or right relating to any such share, right to subscribe to or purchase any such share or security or instrument convertible into, exercisable for or exchangeable for, any such share, shall be issued, sold or entered into by DGD or any DGD Subsidiary, otherwise than as may be required upon the exercise of the Subscriptions set forth on Schedule 2.02.


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       (c) Dividends and Purchases of Stock. Until the Release Time, no dividend or liquidation or other distribution, and no recapitalization, reorganization, reclassification or stock split, shall be authorized, declared, paid, or effected by DGD or any DGD Subsidiary in respect of the outstanding shares of DGD Common Stock or any other security or instrument issued by DGD or any DGD Subsidiary, other than mandatory dividends in kind required to be paid on DGD Preferred. Until the Release Time, no direct or indirect redemption or purchase (except for mandatory redemptions or purchases at the option of a holder of DGD Preferred), retirement or other acquisition shall be made by DGD or any DGD Subsidiary of shares of DGD Common Stock or any other capital stock of DGD.

       (d) Financial Information; Access. DGD will, promptly upon their completion after the end of each calendar month until the Release Time, deliver to Neuman a true, complete and accurate copy of its consolidated financial statements for such month (which shall include a consolidated balance sheet and consolidated statements of income, shareholders' equity and cash flow for such month and from the period beginning on August 1, 1996 and ending at the close of such month), which financial statements shall (x) present fairly the consolidated financial condition, assets, liabilities and shareholders' equity of DGD and the DGD Subsidiaries as of their respective dates and the results of operation of DGD and the DGD Subsidiaries for the period indicated and (y) be prepared in accordance with GAAP and be in accordance with the books and records of DGD and the DGD Subsidiaries. Until the Release Time (but subject to the confidentiality agreements incorporated into the letter of intent dated February 6, 1996 previously executed on behalf of Neuman and DGD (the "Confidentiality Agreements")), DGD will, from time to time, (i) afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other


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representatives of Neuman free and full access to the officers, directors, employees, counsel, agents, investment bankers, accountants, other representatives, plants, properties, assets, books, records (including tax returns) and systems of DGD and all DGD Subsidiaries, (ii) to the extent reasonable, permit them to make extracts from and copies of such books and records, and (iii) furnish them with such additional financial and operating data and other information as to the condition (financial or otherwise), results of operations, businesses, customer satisfaction, properties, assets, future prospects or liabilities of DGD or any DGD Subsidiary as they from time to time may reasonably request, provided that Neuman shall use its best efforts to limit access to information obtained pursuant to the foregoing clauses (i) through

(iii) to individuals on a need-to-know basis. Until the Release Time, DGD will cause the independent certified public accountants of DGD and the DGD Subsidiaries to make available to Neuman and its independent certified public accountants all of the work papers relating to the audits of DGD and the DGD Subsidiaries referred to in Section 6.01(c). In furtherance of this paragraph, DGD acknowledges and agrees that, from the date hereof through the Release Date, Neuman may have up to three of its representatives situated at DGD's premises on a continuing basis for observation purposes.

       (e) Conduct of Business. Until the Release Time, DGD will use its best efforts to conduct its business and affairs, and DGD will use its best efforts to cause the business and affairs of the DGD Subsidiaries to be conducted, so that at the Effective Time no representation or warranty of DGD made in connection with this Agreement will be inaccurate, no covenant, obligation or agreement of DGD made in connection with this Agreement will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of DGD or any DGD Subsidiary. Except as otherwise


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requested by Neuman in writing, until the Release Time, DGD will, and DGD will cause the DGD Subsidiaries to, use their best efforts to preserve the business operations of DGD and the DGD Subsidiaries intact, to keep available the services of their present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, undertakings and understandings of DGD and the DGD Subsidiaries (collectively, the "Contracts"), and to preserve the goodwill of their suppliers, customers, and others having business relations with any of them. Until the Release Time, DGD will, and DGD will cause the DGD Subsidiaries to, conduct their affairs in all respects in a manner consistent with normal business practices. In addition to and without limiting the foregoing, until the Release Time DGD shall not, and shall not permit any DGD Subsidiary to: (i) engage in any transaction which is not in the ordinary course of business, consistent with past practice, (ii) materially alter existing sales or collection practices, terms or conditions,
(iii) defer payment of expenses, (iv) make any capital expenditure or expenditures which in the aggregate will exceed $25,000 in the individual or $250,000 in the aggregate (other than those capital expenditures set forth on Schedule 5.01(e) for which DGD has already made a commitment therefor), (v) terminate any key employees, (vi) hire any new employee or consultant whose aggregate annual compensation for each such employee or consultant shall exceed $50,000, or (vii) modify the terms of any lease; in any of the above cases without the prior written consent of Neuman, which consent shall not be unreasonably withheld. If DGD or any DGD Subsidiary is required to obtain Neuman's consent under the preceding sentence, it shall submit its request to Neuman. Neuman shall decide promptly (but in no event later than seven (7) business days after receiving from DGD all information reasonably requested by them) whether or not to grant or deny such consent or request a


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modification of terms. If a request submitted to Neuman is not acted upon within such seven (7) business day period, such request shall automatically be deemed approved. Notwithstanding anything to the contrary contained herein, DGD may spend up to $75,000 to purchase run off coverage or a tail to the current D & O insurance held by DGD without the consent of Neuman.

       (f) Advice of Changes. Until the Release Time, DGD will promptly advise Neuman in a reasonably detailed written notice of any fact or occurrence or any pending or threatened occurrence, other than a material adverse change in the economy in general, of which any officer or Executive Committee member of DGD or any DGD Subsidiary (each a "DGD Responsible Employee") obtains knowledge and which (w) (if existing at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the Schedules hereto, (x) (if existing at any time prior to or at the Effective Time) would make the performance by DGD of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, (y) (if existing at the Effective Time) would cause a condition to the obligations of Neuman and Distributors under Section 7.01 of this Agreement not to be fully satisfied or
(z) is otherwise material to the condition (financial or otherwise), results of operations, businesses, properties, assets, future prospects (other than a material adverse change in the economy in general) or current or future liabilities of DGD or any DGD Subsidiary.

       (g) Confidentiality. DGD agrees that all confidential information which DGD, any DGD Subsidiary, or any of their respective officers, directors, employees, counsel, agents, investment bankers, accountants or other representatives may now possess or may


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hereafter create or obtain relating to the condition (financial or otherwise), results of operations, businesses, customer satisfaction, properties, assets, future prospects or current or future liabilities of DGD, any DGD Subsidiary, Neuman, Distributors, any subsidiary of Neuman and Distributors, any affiliate of any of them, or any customer or supplier of any of them or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other Person at any time or used by any of them, except that pending the Release Time DGD and the DGD Subsidiaries may use such information (other than information relating to Neuman, Distributors, any subsidiary of Neuman or Distributors, or any customer, supplier or affiliate of any of them) in the business and for the benefit of DGD and the DGD Subsidiaries; provided, however, that the restrictions of this sentence shall not apply (i) after the Release Time (unless the Release Time occurs as a result of the effectiveness of the Merger), but only to the extent such confidential information relates to the condition (financial or otherwise), results of operations, businesses, customer satisfaction, properties, assets, future prospects or current or future liabilities of DGD, of any DGD Subsidiary, of any affiliate of any of them, or (insofar as such confidential information was obtained directly by DGD, any DGD

Subsidiary, or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (ii) as may otherwise be required by law, provided that DGD shall give Neuman sufficient notice of any such disclosure to enable Neuman, if it so elects in its sole discretion, to attempt to obtain a protective order or otherwise to prevent or limit such disclosure, (iii) as may be necessary in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available otherwise than through a breach or violation of any confidentiality requirement. DGD shall, shall cause the DGD Subsidiaries to, and shall use its best efforts and cause the DGD Subsidiaries to use their best efforts to, cause all other such Persons to, deliver to Neuman all tangible evidence of the confidential information relating to Neuman, Distributors, any subsidiary of Neuman and Distributors, any affiliate of any of them, or (insofar as such confidential information was obtained directly from Neuman, Distributors, any subsidiary of Neuman and Distributors, or any such affiliate of Neuman) any customer or supplier of any of them or any such affiliate to which the restrictions of the foregoing sentence apply immediately after the Release Time.

       (h) Public Statements. DGD has heretofore furnished Neuman with true, correct and complete copies of all statements, communications and other documents filed with or issued or sent by DGD or on DGD's behalf during the past 36 months with or to (i) the Securities and Exchange Commission (the "SEC") including, but not limited to, Reports on Form 10-K, Form 10-Q or Form 8-K and proxy statements, (ii) the National Association of Securities Dealers, Inc.,
(iii) any national securities exchange upon which the DGD Common Stock has been listed, (iv) any other governmental agency or instrumentality, including, but not limited to, the Food and Drug Administration, or (v) DGD's shareholders, and all press releases issued by DGD or any DGD Subsidiary, during such 36 month period. DGD shall, until the Release Time, further furnish or cause to be furnished to Neuman true and complete copies of all statements, communications and other documents hereafter filed with, or issued or sent by DGD or on DGD's behalf to, the SEC, the National Association of Securities Dealers, Inc., any securities exchanges, any other governmental agency or instrumentality or DGD's shareholders and all press releases issued by DGD or any DGD Subsidiary. Before DGD files, issues or sends any such statements, communications or documents or releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, DGD shall obtain Neuman's written consent, provided that if the statement, communication, document or release is required by law, Neuman's consent shall be limited to the content thereof and shall not be unreasonably withheld.


       (i) Consents Without Any Condition. DGD shall not make any agreement, commitment or arrangement or reach any understanding not approved in advance in writing by Neuman, which approval shall not be unreasonably withheld, as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement, whether pursuant to Sections 7.01(j), 7.01(l) or otherwise.

       (j) Transfer Taxes. DGD shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Effective Time.

       (k) Compensation, Employment Plans, Retirement Plans, etc.

             (i) A complete and accurate description of all Contracts, plans, programs, agreements, undertakings, understandings and arrangements with respect to the salaries, commissions, bonuses, benefits, perquisites, compensation of, or loans or advances to, directors, officers, employees, agents (including sales agents), dealers or distributors of DGD or any DGD Subsidiary is set forth in Schedule 5.01(k) hereto. Until the Release Time, DGD will not, and will not permit any DGD Subsidiary to (i) increase the rate of compensation of any of its directors, officers, employees, agents (including sales agents), dealers or distributors other than in the ordinary course and consistent with past practice, (ii) grant or pay any additional or special compensation, bonus, perquisite, benefit, loan or advance to any of its directors, officers, employees, agents (including sales agents), dealers or distributors or (iii) except as required by law or as is necessary to terminate any Pension Plan (as defined in Section 6.01(i)), institute, enter into or amend any employment, employee benefit, pension, retirement, stock option, profit sharing, compensation, consultant, bonus, group insurance or similar plan in respect of any of its directors, officers, employees, agents (including sales agents), dealers or distributors.

             (ii) DGD represents and warrants that true, complete and correct copies of all directors' and officers' liability insurance policies in effect on the date hereof, including the most recent application forms which are made part of such policies, have been furnished to Neuman, and all such policies are accurately listed on Schedule 5.01(k)(ii) hereto.
       Schedule 5.01(k)(ii) also sets forth a complete and correct list of all corporate resolutions with respect to, and Contracts with, any director, officer, employee, agent (including sales agents), dealer or distributor of DGD or any DGD Subsidiary which contain a "change of control" provision or which relate to the indemnification or exculpation from liability of any such director, officer, employee, agent, dealer or distributor.


            (iii) Nothing contained in this Agreement or otherwise shall obligate Neuman, the Surviving Corporation or any DGD Subsidiary to employ any Person who is now or in the future may be employed by DGD or any DGD Subsidiary, or to maintain any particular compensation level or benefits for any Person who is so employed, except to the extent an employee under an employment agreement has, subject to applicable law, rights thereunder.

       (l) Liens; Indebtedness; etc. Until the Release Time, DGD will not, and will not permit any DGD Subsidiary to, (i) except in the ordinary course of business consistent with past practices, mortgage, pledge or subject to a lien, security interest or any other encumbrance any of its property or assets, dispose of any of its property or assets or incur or cancel any obligation, indebtedness or claims, (ii) incur, increase, renew, refinance or extend or agree or commit to incur, increase, renew, refinance or extend any indebtedness for borrowed money, obligation which is evidenced by any note, bond, debenture, instrument or security or obligation with respect to any commercial or standby letter of credit, or (iii) guaranty the obligations of any other Person, except for guarantees of collection in the ordinary course of business, consistent with past practice.

       (m) Business Combinations. Until the Release Time, DGD shall not, and shall not permit any DGD Subsidiary to, merge or consolidate with or into, or acquire all or any substantial part of the stock, securities or property or assets of, dispose of any substantial amount of property or assets outside the ordinary course of business to, or engage in any business combination with, any other Person.

       (n) Compliance with Laws. To the best knowledge of DGD, DGD and all the DGD Subsidiaries are and will remain in compliance in all respects with all applicable federal, state, foreign and local legal requirements (including without limitation Environmental Laws, as hereinafter defined) in each of the jurisdictions in which they operate, except where such noncompliance does not materially interfere with the business, property or assets of DGD or the DGD Subsidiaries. DGD will promptly notify Neuman if DGD or any of the DGD Subsidiaries receives any claim or notice of violations with respect thereto.

       (o) Taxes. DGD and the DGD Subsidiaries shall, from the date hereof through the Effective Date, prepare and timely file all Tax (as defined in Section 6.01(d)) returns required to be filed in any jurisdiction in which they conduct business, and shall pay all Taxes required to be paid in such jurisdictions.


       (p) Material for Registration Statement and Proxy Statement. DGD shall furnish or cause to be furnished, for inclusion in the Registration Statement on Form S-4 (such Registration Statement, together with all financial statements, exhibits, amendments, and supplements thereto, being herein called the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the consummation of the Merger, or for inclusion in Neuman's filings under state "blue-sky" laws, such information about DGD, DGD Subsidiaries or DGD's security holders as may be required or as may be reasonably requested by Neuman, and shall continue to furnish or cause to be furnished such information for the purpose of amending the Registration Statement until the Release Time. DGD represents and warrants that to its knowledge the information so furnished will not at the time the Registration Statement becomes effective, nor at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading in light of the circumstances in which they are made.

       ss.5.02 Covenants of Neuman

       Neuman and Distributors agree that, unless DGD otherwise agrees in writing:

       (a) Access. Neuman will, promptly upon their completion after the end of each calendar month until the Release Time, deliver to DGD a true, complete and accurate copy of its consolidated financial statements for such month (which shall include a consolidated balance sheet and consolidated statements of income, shareholders' equity and cash flow for such month and from the period beginning on August 1, 1996 and ending at the close of such month), which financial statements shall
(x) present fairly the consolidated financial condition, assets, liabilities and shareholders' equity of Neuman and the Neuman subsidiaries as of their respective dates and the results of operation of Neuman and the Neuman subsidiaries for the period indicated and (y) be prepared in accordance with GAAP and be in accordance with the books and records of Neuman and the Neuman subsidiaries. Until the Release Time (but subject to the Confidentiality Agreements) Neuman will, from time to time, (i) afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of DGD free and full access to the officers, directors, employees, counsel, agents, investment bankers, accountants, other representatives, plants, properties, assets, books, records (including Tax returns) and systems of Neuman and all Neuman subsidiaries, (ii) to the extent reasonable, permit them to make extracts from and copies of such books and records, and (iii) furnish them with such additional financial and operating data and other information as to the condition (financial or otherwise), results of operations, businesses, customer satisfaction, properties, assets, future prospects or future or current liabilities of Neuman or any Neuman subsidiary as they from time to time may reasonably request, provided that DGD shall use its best efforts to limit access to information obtained pursuant to the foregoing clauses (i) through (iii) to individuals on a need-to-know basis. Until the Release Time, Neuman will cause the independent certified public accountants of Neuman and the Neuman subsidiaries to make available to DGD and its independent certified public accountants all of the work papers relating to the audits of Neuman and the Neuman subsidiaries.

       (b) Conduct of Business. Until the Release Time, Neuman and Distributors will use its best efforts to conduct its affairs so that at the Effective Time no representation or warranty of Neuman or Distributors will be inaccurate, no covenant, obligation or agreement of Neuman or Distributors will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Neuman or Distributors .

       (c) Advice of Changes. Until the Release Time, Neuman will promptly advise DGD in a reasonably detailed written notice of any fact or occurrence or any pending or threatened occurrence, other than a material adverse change in the economy in general, of which any officer or director of Neuman or any Neuman subsidiary (each a "Neuman Responsible Employee") obtains knowledge and which
(w) (if existing at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the Schedules hereto, (x) (if existing at any time prior to or at the Effective
Time) would make the performance by Neuman or Distributors of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, (y) (if existing at the Effective Time) would cause a condition to the obligations of DGD under
Section 7.02 of this Agreement not to be fully satisfied or (z) is otherwise material to the condition (financial or otherwise), results of operations, businesses, properties, assets, future prospects (other than a material adverse change in the economy in general) or current or future liabilities of Neuman or any Neuman subsidiary.

       (d) Confidentiality. Neuman agrees that all confidential information which Neuman, Distributors, any subsidiary of Neuman or Distributors, or any of their respective officers, directors, employees, counsel, agents, investment bankers, accountants or other representatives may now possess or may hereafter create or obtain relating to the condition (financial or otherwise), results of operations, businesses, customer satisfaction, properties, assets, future prospects or liabilities of Neuman, Distributors, any subsidiary or Neuman or Distributors, DGD, any DGD Subsidiary, any affiliate of any of them, or any customer or supplier of any of them or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other Person at any time or used by any of them, except that pending the Release Time Neuman,

Distributors and the subsidiaries of Neuman or Distributors may use such information (other than information relating to DGD, any DGD Subsidiary, or any customer, supplier or affiliate of any of them) in the business and for the benefit of Neuman, Distributors and the subsidiaries of Neuman or Distributors; provided, however, that the restrictions of this sentence shall not apply (i) after the Effective Time or the Release Time (if the Release Time does not occur as a result of the effectiveness of the Merger, but only to the extent such confidential information relates to the condition (financial or otherwise), results of operations, businesses, customer satisfaction, properties, assets, future prospects or current or future liabilities of Neuman, of Distributors, of any subsidiary of Neuman or Distributors, of any affiliate of any of them, or (insofar as such confidential information was obtained directly by Neuman, Distributors any subsidiary of Neuman or Distributors, or any such affiliate from any customer or supplier of any of them) of any such customer or supplier),
(ii) as may otherwise be required by law, provided that Neuman shall give DGD sufficient notice of any such disclosure to enable DGD, if it so elects in its sole discretion, to attempt to obtain a protective order or otherwise to prevent or limit such disclosure, (iii) as may be necessary in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available otherwise than through a breach or violation of any confidentiality requirement. Neuman and Distributors shall, shall cause their respective subsidiaries to, and shall use their best efforts and cause their subsidiaries to use their best efforts to, cause all other such Persons to, deliver to DGD all tangible evidence of the confidential information relating to DGD, any DGD subsidiary, any affiliate of any of them, or (insofar as such confidential information was obtained directly from DGD, any DGD subsidiary, or any such affiliate of DGD) any customer or supplier of any of them or any such affiliate to which the restrictions of the foregoing sentence apply immediately after the Release Time (unless the Release Time occurs upon the effectiveness of the Merger).

       (e) Public Statements. Before Neuman files, issues or sends any statement, communications, documents or releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, Neuman shall obtain DGD's prior written consent provided that, if the statement, communication, document or release is required by law, DGD's consent shall be limited to the content thereof and shall not be unreasonably withheld.

       (f) Consents. Neuman shall notify DGD of any agreement, commitment, arrangement or understanding reached by Neuman as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement, whether pursuant to Sections 7.02(h) 7.02(j) or otherwise.

       (g) Employee Benefits. Following the Effective Time, the Surviving Corporation will make reasonable efforts, consistent with present or anticipated business conditions, to provide generally to officers and employees of DGD who remain in the Surviving Corporation's employ and (A) who are not parties to employment agreements and (B) who are not receiving such employee benefits from any DGD Employee Benefit Plans which will survive the Effective Date, employee benefits which in the aggregate are substantially no less favorable than those currently provided by Neuman to its employees at comparable levels; provided that nothing in this Agreement shall require the Surviving Corporation to provide benefits to officers or employees which are more favorable than those which DGD or Neuman currently provides to its employees. Following the Effective Time, the Surviving Corporation shall cause the Drug Guild Distributors, Inc. Defined Benefits Pension Plan (the "DB Plan") to be terminated; provided, however, that no termination shall be effected unless (i) the DB Plan is fully funded as on the Effective Time and (ii) the assets of the DB Plan on the Effective Date shall not be invested in any equity securities. DGD will provide sufficient evidence to Neuman prior to the Effective Time of DGD's compliance with (i) and (ii) above. However, except as may otherwise be specifically provided in this Agreement, the Surviving Corporation shall have the right to amend, modify, or terminate any employee benefit plan, program, or arrangement after the Effective Time.

       (h) Material for Proxy Statement. Neuman shall furnish or cause to be furnished, for inclusion in the proxy statement to be distributed to DGD shareholders in connection with the consummation of the Merger (the "Proxy Statement"), and to be used in connection with the meeting of the shareholders of DGD referred to in Section 3.01, such information as may be required or as may be reasonably requested by DGD, and shall continue to furnish or cause to be furnished such information for the purpose of supplementing the Proxy Statement, until the Release Time. Neuman represents and warrants that the information so furnished will not at the time the Proxy Statement is sent to DGD Shareholders, and at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading in light of the circumstances in which they are made.

       (i) Transfer Taxes. Neuman shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Effective Time.

       (j) Officer and Director Indemnification. (i) Neuman and Distributors, as the Surviving Corporation in the Merger, will observe all indemnification provisions now existing in favor of the current or former directors or officers of DGD and the DGD Subsidiaries as provided in their respective certificates of incorporation or by-laws.

            (ii) In the event Neuman or Distributors or any of their successors or assigns (A) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers all or substantially all of its properties and assets to any Person then, in each such case, proper provision shall be made so that the successors and assigns of Neuman or Distributors, as the case may be, shall assume the obligation set forth in this section.

       (k) Securities Law Compliance. At or prior to the Effective Time, Neuman shall use its best efforts to make all filings, and take all actions, necessary to comply with all applicable federal securities and "blue-sky" laws with regard to the issuance of Neuman Common Stock pursuant to the Merger as contemplated by this Agreement.

VI.    REPRESENTATIONS AND WARRANTIES

       ss.6.01 Certain Representations and Warranties of DGD

       DGD represents and warrants to Neuman and Distributors as follows:

       (a) Organization and Qualification. DGD owns, either directly or through one or more wholly-owned subsidiaries, all the outstanding shares of capital stock of each of the corporations (the "DGD Subsidiaries") listed on Schedule 6.01(a) hereto, free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, and voting trusts, except as set forth on Schedule 6.01(a). Other than the DGD Subsidiaries, neither DGD nor any DGD Subsidiary has a subsidiary or affiliate corporation or directly or indirectly owns any interest in any other Person or enterprise. Schedule 6.01(a) also correctly sets forth as to DGD and as to each DGD Subsidiary its place of incorporation and the jurisdictions in which it is licensed or qualified to do business; and as to each DGD Subsidiary its authorized capitalization and its shares of capital stock outstanding. Each of DGD and each of the DGD Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority, and all necessary consents, authorizations and approvals (including, without limitation, certificates of authority to do business as a foreign corporation) from all federal, state, local, foreign and other governmental authorities to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged, except such consents, authorizations, and approvals (including, without limitation, certificates of authority to do business as a foreign corporation) which if not obtained, would not have a material adverse effect on the condition (financial or otherwise), results of operations, cash flows, businesses, properties, assets, future prospects or liabilities of DGD and the DGD Subsidiaries, taken as a whole (a "Material Adverse Effect"). Neither DGD nor any of the DGD Subsidiaries has received notice from any state or any other jurisdiction to the effect that DGD or any DGD Subsidiary is required to be licensed or to qualify or otherwise to be authorized to do business as a foreign corporation therein or has failed to obtain or maintain any consent, authorization or approval which such state or jurisdiction has authority to grant.

       (b) Capitalization. The authorized capital stock of DGD consists of (i) Twenty-Five Million (25,000,000) shares of DGD Common Stock, of which as at July 31, 1996 10,022,667 shares were issued and outstanding, none of which are held as treasury stock, and as at July 31, 1996 $639,300 is due for the purchase of shares to be issued pursuant to DGD Common Stock Subscriptions, and (ii) Two Hundred Fifty Thousand (250,000) shares of DGD Preferred, 25,893.44 shares of which as at July 31, 1996 were issued and outstanding. Each outstanding share of DGD Common Stock and DGD Preferred and each outstanding share of capital stock of each DGD Subsidiary is duly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of shareholders, and there is no personal liability attached to the ownership thereof. There is no commitment, plan, or arrangement to issue (including preemptive rights), and no outstanding option, warrant, call or other right calling for the issuance of, any share of capital stock of any DGD Subsidiary or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of any DGD Subsidiary, except as disclosed in this Agreement. The shares of DGD Common Stock to be issued upon exercise of the DGD Stock Rights are validly authorized and, when the DGD Stock Rights are exercised in accordance with their respective terms, such shares of DGD Common Stock will be validly issued, fully paid, and nonassessable. Except for those Persons listed on Schedule 6.01(b), no Person owns 5% or more of any voting stock of DGD. As at the Effective Time, there will no longer be any Subscriptions in effect or outstanding; provided, however, that the parties hereto agree that the Effective Time will not occur until 70 days after the date hereof to allow for the cancellation of the Subscriptions.

       (c) Financial Condition. DGD has delivered to Neuman true, correct, complete and accurate copies of the following: the audited balance sheets of DGD as of July 31, 1994 and July 31, 1995; audited statements of income, statements of shareholders' equity, and statements of cash flows of DGD for each of the years within the three year period ended July 31, 1995; the unaudited consolidated balance sheet of DGD as of October 31, 1995, January 31, 1996 and April 30, 1996; and the unaudited consolidated statement of income, consolidated statement of shareholders' equity, and consolidated statement of cash flows of DGD for the quarters ended October 31, 1995, January 31, 1996 and April 30,

1996. Except as qualified by an 8-K dated August 23, 1996 filed with the SEC (the "8-K"), each such balance sheet presents fairly the financial condition, assets, liabilities, and shareholders' equity of DGD and the DGD Subsidiaries as of its date; each such statement of income, shareholders' equity and cash flows presents fairly the results of operations of DGD and the DGD Subsidiaries for the periods indicated, all in accordance with GAAP. The financial statements referred to in this Section 6.01(c) are in agreement with the detailed books and records of DGD and the DGD Subsidiaries. Since April 30, 1996, except as may be expressly disclosed in the April 30, 1996 unaudited financial statements, the 8-K or in the Schedules hereto:

             (i) There has at no time been a Material Adverse Effect.

             (ii) Neither DGD nor any DGD Subsidiary has authorized, declared, paid, or effected any dividend (other than dividends in kind on the DGD Preferred) or liquidation or other distribution, stock appreciation rights, phantom stock options, stock split, recapitalization, reclassification or reorganization in respect of its capital stock or any direct or indirect redemption or purchase (other than those redemptions or purchases set forth on Schedule 6.01(c)(ii)), retirement or other acquisition of any stock of DGD or any DGD Subsidiary.

             (iii) The operations and businesses of DGD and each DGD Subsidiary have been conducted in all material respects only in the ordinary course, consistent with past practices.

             (iv) Neither DGD nor any DGD Subsidiary has suffered an extraordinary or unusual loss (whether or not covered by insurance) or waived any right of substantial value, any of which, individually or in the aggregate, is material to DGD and the DGD Subsidiaries, taken as a whole.

       (d) Taxes.

       To the best of DGD's knowledge, neither DGD nor any DGD Subsidiary has any Tax liability of any nature, accrued or contingent, for which an adequate provision has not been made in their financial statements. In this Agreement, the term "Taxes" includes without limitation all liabilities for federal, state, local, foreign or other taxes, whether based on, or related to income, profits, capital, premiums, sales, use, gross receipts, property, ad valorem, franchise, employment, transfer, excise, payroll, import and other taxes, duties, leases and assessments, and includes all related penalties, interest, additions to tax and liabilities for taxes related to contractual obligations with customers and suppliers.

       The amounts set up as assets and liabilities for Taxes on the Last DGD Balance Sheet (as defined in Section 6.01(e)(i)) are properly stated in accordance with GAAP and are sufficient for all unpaid Taxes of DGD or the DGD Subsidiaries, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last DGD Balance Sheet Date (as defined in Section 6.01(e)(i)) or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by DGD will not cause any Taxes (except as set forth on Schedule 6.01(d)) to be payable or cause any lien, charge, security interest or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Tax. Except as set forth on Schedule 6.01(d), the Internal Revenue Service has not audited any federal income tax returns of DGD and the DGD Subsidiaries for the last ten taxable years and no audit prior to that period remains open. To the best of DGD's knowledge, each of DGD and each of the DGD Subsidiaries has filed all known federal, state, local, foreign and other tax returns required to be filed by it and, to the extent any such tax returns were not properly and timely filed, DGD and the DGD Subsidiaries have either paid all Taxes with respect thereto or have accrued or set aside reserves for such Taxes which are equal to or greater than the aggregate amount of such Taxes which may be paid or incurred; has made available to Neuman a true, complete and correct copy of each such return which was filed in the past three (3) years in the case of federal tax returns and three (3) years in all other cases; has paid all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and there are no reports as to adjustments received by it from any taxing authority during the past five (5) years.

       (e) Other Liabilities. Except as set forth in the Schedules hereto, neither DGD nor any DGD Subsidiary has any indebtedness or liability of any nature (including, without limitation, any liability arising from any Environmental Claim, as hereinafter defined), accrued or contingent, for which provision should be made on the financial statements which has not been made, other than the following:

            (i) Liabilities for which full provision has been made on the audited balance sheet and the notes thereto (the "Last DGD Balance Sheet") as of July 31, 1995 (the "Last DGD Balance Sheet Date") referred to in Section 6.01(c); and

            (ii) Other liabilities arising since the Last DGD Balance Sheet Date and prior to the Effective Time in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of DGD or any other provision of this Agreement.


            No DGD Responsible Employee has knowledge of any existing or threatened occurrence(s), event(s) or development(s) which, as of the date hereof, individually or in the aggregate, are likely to have a Material Adverse Effect.

       (f) Litigation and Claims; Labor Matters. (i) Except as set forth in
Schedule 6.01(f) hereto, there is no litigation, arbitration, grievance, claim, governmental or other proceeding (formal or informal), or investigation pending, or to the knowledge of DGD or any DGD Subsidiary, threatened, with respect to DGD or any DGD Subsidiary. No litigation, arbitration, grievance, claim, governmental or other proceeding or investigation set forth on Schedule 6.01(f), if adversely determined, would have a Material Adverse Effect individually or in the aggregate. Except as set forth on Schedule 6.01(f), neither DGD nor any DGD Subsidiary is, or during the past six years has been, affected by any present or threatened strike, slowdown, picketing, shutdown or stoppage or other labor disturbance or dispute, whether involving DGD or any DGD Subsidiary or their employees or any other Person, nor to the knowledge of DGD or any DGD Subsidiary is any union attempting or campaigning to represent any employee of DGD or of any DGD Subsidiary or to be certified as a collective bargaining unit. Except as set forth on Schedule 6.01(f), there are no collective bargaining agreements or union contracts binding on DGD or any DGD Subsidiary. DGD and each DGD Subsidiary has fulfilled any and all bargaining obligations it has with the collective bargaining representative of its employees. There are no unfair labor practice complaints involving DGD or any DGD Subsidiary before the National Labor Relations Board. Neither DGD nor any DGD Subsidiary is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which would have a Material Adverse Effect; nor is DGD or any DGD Subsidiary required to take any action in order to avoid any violation or default. To the best of DGD's knowledge, DGD and each DGD Subsidiary are in compliance with all applicable laws, agreements, contracts and binding policies relating to employment, employment practices, wages, hours and terms and conditions of employment.

       (ii) Neither DGD nor any DGD Subsidiary shall at any time between the date hereof and the Closing Date effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 or analogous state statute

("WARN"), without complying with the notice requirements and other provisions of WARN and any analogous state law.

       (g) Properties.


            (i) Each of DGD and each DGD Subsidiary holds marketable and legal title to each of the real properties set forth on Schedule 6.01(g). Except as set forth on Schedule 6.01(g), neither DGD nor any DGD Subsidiary legally or beneficially owns title to any real property. Each of DGD and each of the DGD Subsidiaries has (i) valid and enforceable leases to all property and intangibles which it uses in its business (all of which leases and intangibles are described on Schedules 6.01(g) or 6.01(j)) and (ii) good title to all other material properties (including the real property set forth on Schedule 6.01(g)) and assets used in its businesses or owned by it, free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed on Schedule 6.01(g), none of which have a Material Adverse Effect or will interfere with the use or enjoyment of such property by DGD or any DGD Subsidiary).

            (ii) All accounts and notes receivable reflected on the Last DGD Balance Sheet (net of stated reserves, which reserves have been made in accordance with GAAP), or arising since the Last DGD Balance Sheet Date, have been collected, or to our best knowledge are and will be good and collectible in the ordinary course of business, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, counterclaim, offset, or set off on the part of the obligor.

            (iii) All inventory of DGD and of each DGD Subsidiary (other than immaterial amounts of inventory) is in quantities which are usable on a normal basis in the existing service lines of DGD or such DGD Subsidiary, as the case may be, at values at least equal to the values at which such items are carried on DGD's books and records and contain no material amounts of items with an expiration date less than six months after the Effective Time except for items that are typically short dated in the ordinary course of business, consistently applied. The values at which such inventories are carried on DGD's books and records reflect the inventory valuation policy, in accordance with GAAP, of DGD stating inventories at the lower of average cost (determined on a first-in, first-out basis) or market value, in accordance with GAAP. All inventory is merchantable and fit for the particular purpose for which it is intended. Except as set forth on Schedule 6.01(g)(iii), DGD has not made any sales in the past two years on a consignment basis and no such sales are currently contemplated.

            (iv) Schedule 6.01(g) sets forth a true, correct and complete list, by state and city of location, of all properties and assets owned by DGD and the DGD Subsidiaries or leased or licensed by DGD or by any DGD Subsidiary from a third party (not including Intangibles, as defined in Section 6.01(j)), including with respect to such properties and assets owned by DGD or by any DGD Subsidiary a statement of cost, book value and reserve for depreciation of each item for financial reporting purposes, and with respect to such properties and assets leased or licensed by DGD or by any DGD Subsidiary from a third party, a description of such lease or license and a statement of the book value and net book value of each item for financial reporting purposes. Except as set forth on Schedule 6.01(g), neither DGD nor any DGD Subsidiary leases or licenses any property to any Person. All properties and assets (including Intangibles) owned by DGD or by any DGD Subsidiary are reflected on the Last DGD Balance Sheet (except for acquisitions in the ordinary course of business consistent with past practice subsequent to the Last DGD Balance Sheet Date and prior to the Effective Time which are either noted on Schedules 6.01(g) or 6.01(j) or will be approved in writing by Neuman). All real and other tangible properties and assets owned by DGD or by any DGD Subsidiary or leased or licensed by DGD or by any DGD Subsidiary from a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the businesses of DGD or of such DGD Subsidiary excepted). All leases or licenses to which DGD or any DGD Subsidiary is a party are in full force and effect and no violations or defaults by DGD or any DGD Subsidiary exist under any thereof which, individually or in the aggregate, would have a Material Adverse Effect.

            (v) The properties and assets (including Intangibles) owned by DGD and each DGD Subsidiary or leased or licensed by DGD or such DGD Subsidiary from a third party, as set forth on Schedules 6.01(g) and 6.01(j), constitute all properties and assets which are necessary and adequate to conduct the businesses of DGD and each DGD Subsidiary as presently conducted. (h) Contracts and Other Instruments. Schedule 6.01(h) contains a true, correct and complete description of each Contract with respect to DGD and each DGD Subsidiary which is required by its terms or is expected to result in the payment or receipt of more than

$100,000 individually or has a term of more than one year. Except as set forth on Schedule 6.01(h), DGD has no Contracts (written or oral) with Meadow Trucking, Inc. Schedule 6.01(h) contains a true, correct and complete description of each Contract with respect to DGD and each DGD Subsidiary which is otherwise material to DGD or any DGD Subsidiary, identifying whether the matter disclosed therein relates to DGD or to a DGD Subsidiary named therein. DGD has furnished (or, in the case of clause (z)(A) below, made available) to Neuman true, complete and correct copies of (y) the certificate of incorporation (or other charter document) and by-laws of DGD and each DGD Subsidiary and all amendments thereto, as presently in effect, certified by the Secretary of such corporation and (z) each of the following: (A) all Contracts referred to in

Schedule 6.01(h); (B) all deeds to real property, all real property and master equipment leases and all licenses referred to in Schedules 6.01(g) or 6.01(j);
(C) written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings referred to in Schedule 6.01(h); (D) each Contract defining the terms on which debts for borrowed money or guarantees by DGD aggregating more than $25,000 have been or may be issued; (E) all employment and consulting Contracts not terminable at will without penalty to which DGD or any DGD Subsidiary is a party; and (F) any Contract limiting DGD's or any DGD Subsidiary's freedom to compete in any line of business or with any Person. Neither DGD nor any DGD Subsidiary nor (to the knowledge of DGD or any DGD Subsidiary) any other party to any such Contract is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any material term thereof, and each such Contract is in full force and is the legal, valid, and binding obligation of DGD or the DGD Subsidiary party thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its terms. To the best of DGD's knowledge, there is no existing material breach, violation or default by any other party to any of such Contracts and no event has occurred which with the passage of time or giving of notice or both would constitute such a breach, violation or default by such other party or result in a loss of material rights thereunder or pursuant thereto. Neither DGD nor any DGD Subsidiary has any reason to believe that DGD or any DGD Subsidiary will be unable to fulfill, when due, all of its respective obligations under each of such Contracts which remain to be performed after the date hereof. No Contract contains any provisions restricting DGD or any DGD Subsidiary from carrying on its business as currently conducted or proposed to be conducted anywhere in the United States or Canada. Each such supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither DGD, any DGD Subsidiary, nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. Neither DGD nor any DGD Subsidiary is party to or bound by any Contract or subject to any charter or other restriction, which has had or (to the knowledge of DGD or any DGD Subsidiary) will in the future have a Material Adverse Effect. Except as set forth on Schedule 6.01(h), neither DGD nor any DGD Subsidiary has engaged within the last five years in, is engaging in, or intends to engage in, any transaction with, or has had within the last five years, now has, or intends to have any Contract with, any director, officer, or employee of DGD or of any DGD Subsidiary (except for employment agreements or consulting agreements listed on

Schedule 6.01(h) and employment and compensation arrangements described on
Schedule 6.01(i), in each case with such directors, officers, and employees who are not relatives or affiliates described in the next clause), any relative or affiliate of any such director, officer, or employee, or any other Person or enterprise in which any such director, officer, or employee, or any such relative or affiliate, then had or now has, directly or indirectly, legally or beneficially, a 5% or greater equity or voting or other substantial interest, other than those listed and so specified on Schedule 6.01(h). The stock ledgers and stock transfer books and the minute book records of DGD and the DGD Subsidiaries relating to all issuances and transfers of stock by DGD and the DGD Subsidiaries and all proceedings of the shareholders and the Board of Directors and committees thereof of DGD and the DGD Subsidiaries since their respective incorporation made available to Neuman are the original stock ledgers and stock transfer books and minute book records of DGD and the DGD Subsidiaries or true, complete and correct copies thereof. Neither DGD nor any DGD Subsidiary is in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws, as amended.

       (i) Employees.

             (i) Neither DGD nor any DGD Subsidiary has, or contributes to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or has any obligation to or arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in Schedule 6.01(i). Schedule

       6.01(i) sets forth a complete and accurate list of each such Employee Benefit Plan or arrangement. The total value of carry-forward vacation, sick pay and sick leave for all employees of DGD or any DGD Subsidiary as of July 31, 1996 is not more than $106,000. DGD has furnished to Neuman true, complete and correct copies of: (A) all documents evidencing plans, obligations, or arrangements referred to on Schedule 6.01(i) (or true, complete and correct written summaries of such plans, obligations, or arrangements, which accurately and fully describe such plans, obligations or arrangements in all material respects, to the extent not evidenced by documents) and all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans; (B) the two most recent annual reports (on Form 5500), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets, with respect to each Employee Benefit Plan; (C) the two most recent actuarial valuations with respect to each Pension Plan (as defined in Section 3(2) of ERISA, other than a multi-employer Pension Plan as defined in Section 3(37) of ERISA) subject to Title IV of ERISA; and (D) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan.


             (ii) Each Pension Plan maintained by DGD or any DGD Subsidiary has been funded in accordance with the assumptions contained in the applicable actuarial valuations prepared with respect to such Pension Plan and no such Pension Plan has incurred an "accumulated funding deficiency" as such term is defined in Section 412 of the Code. All contributions required to be made under each such Pension Plan have been timely made. All liabilities (for contributions or otherwise) of DGD or any

       DGD Subsidiary as of the Effective Time to each Employee Benefit Plan and with respect to each obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, have been paid or accrued for all periods ending prior to the Effective Time. For purposes of the preceding sentence, "liabilities" shall include contributions as due in accordance with the terms of each Employee Benefit Plan to each Employee Benefit Plan or with respect to each such obligation or arrangement for that portion of a plan year or other applicable period which commences prior to and ends after the Effective Time, and accrued liabilities for any portion of a plan year or other applicable period shall be determined consistently with DGD's past practices and in accordance with GAAP.

             (iii) To the best knowledge of DGD and each DGD Subsidiary, there has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code with respect to any Employee Benefit Plan of DGD or of any DGD Subsidiary. To the knowledge of DGD and each DGD Subsidiary, there has been no breach of fiduciary duty or responsibility with respect to any Employee Benefit Plan. To the knowledge of DGD and each DGD Subsidiary, no Employee Benefit Plan or related trust has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes, other than for administrative expenses and routine payments to be made in due course to participants and beneficiaries, except as set forth on Schedule 6.01(i) (none of which will have a Material Adverse Effect). Neither DGD nor any DGD Subsidiary has any formal plan or commitment, whether or not legally binding, to create any addition or modification to any existing Employee Benefit Plan or benefit obligation or arrangement described in Section 6.01(i). Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is and has been maintained in all material respects with the applicable requirements of Section 4980B of the Code. To the knowledge of DGD or any DGD Subsidiary, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to DGD or any DGD Subsidiary) with respect to any Employee Benefit Plan or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan. To the knowledge of DGD or any DGD Subsidiary, no Employee Benefit Plan or related trust and no such obligation or arrangement is in material breach of, in material violation of, or in material default with respect to, any law, rule, regulation, order, judgment, or decree nor is DGD, any DGD Subsidiary, any Employee Benefit Plan, or any related trust required to take any action in order to avoid any breach, violation or default. No event has occurred or, to the knowledge of a DGD Responsible Employee, is threatened or about to occur with respect to any Employee Benefit Plan or trust thereunder which would constitute a prohibited transaction under
       Section 406 of ERISA or Section 4975 of the Code.

            (iv) Each Pension Plan maintained for the employees of DGD or of any DGD Subsidiary has received a favorable determination letter from the Internal Revenue Service (a true, correct and complete copy of which has previously been delivered to Neuman) with respect to its tax qualified status under Section 401(a) of the Code and any related trust has been an exempt trust for such period under Section 501 of the Code, and neither DGD nor any DGD Subsidiary has knowledge of any event or condition which could now or with the passage of time adversely affect such status. Each Pension Plan has in all material respects been operated in accordance with its terms. No Pension Plan which is subject to Title IV of ERISA has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code. No investigation or review by the Internal Revenue Service is currently pending or (to the knowledge of DGD or any DGD Subsidiary) is contemplated in which the Internal Revenue Service has asserted or may assert that any Pension Plan is not qualified under Section 401(a) of the Code or that any related trust is not exempt under Section 501 of the Code. Except as set forth in Schedule 6.01(i)(iv), neither DGD nor any DGD Subsidiary, nor any organization to which DGD or any DGD Subsidiary is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has divested itself of any Person maintaining or with an obligation to contribute to any Pension Plan which had an "amount of unfunded benefit liabilities," as defined in Section 4001(a)(18) of ERISA, at the time of such divestiture. No assessment of any federal Taxes with respect to any Employee Benefit Plan has been made or (to the knowledge of DGD or any DGD Subsidiary) is contemplated against DGD, any DGD Subsidiary, or any related trust of any Pension Plan, and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code with respect to any Employee Benefit Plan. Each of DGD and each DGD Subsidiary has filed all Form 5500's required to be filed by it with respect to all Employee Benefit Plans. No event has occurred or (to the knowledge of DGD or any DGD Subsidiary) is threatened or about to occur which would constitute a reportable event within the meaning of
       Section 4043(b) of ERISA. No notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA with respect to any Pension Plan.

            (v) Except as set forth on Schedule 6.01(i)(v), neither DGD nor any DGD Subsidiary currently contributes to any multi-employer Pension Plan within the meaning of Section 3(37) of ERISA. Since January 1, 1986 neither DGD nor any DGD Subsidiary has effectuated either a complete or partial withdrawal from any multi-employer Pension Plan within the meaning of Section 3(37) of ERISA and as of the date hereof no withdrawal liabilities with respect to such multi-employer Pension Plans exist.

            (vi) Schedule 6.01(i)(vi) contains a true, complete and correct statement of the names, relationship with DGD or any DGD Subsidiary, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the calendar year ended December 31, 1995 of (A) each director, officer, or other employee of DGD or of any DGD Subsidiary who earned at least $100,000, and (B) all sales agents, dealers, or distributors of DGD or of any DGD Subsidiary. Except as set forth on Schedule 6.01(i)(vi), since July 31, 1995, neither DGD nor any DGD Subsidiary has changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors thereunder out of the ordinary course of business, nor has any Employee Benefit Plan or program been instituted or amended to increase benefits thereunder. Except as set forth on Schedule 6.01(i)(vi), there is no Contract covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by DGD or any DGD Subsidiary by reason of Section 280G of the Code.

            (vii) As of the Effective Date, the present value of the accrued benefits under any and all Pension Plans which are defined benefit plans, as defined in Section 3(35) of ERISA, and which are maintained by DGD or any DGD Subsidiary did not, as of the last annual valuation date for such Pension Plan, exceed the value of assets of such Pension Plan allocable to such benefits (computed on the basis of the actuarial assumptions specified in the most recent actuarial valuation for such Pension Plan).
       (j) Patents, Trademarks, Etc. Neither DGD nor any DGD Subsidiary owns or has pending, or is licensed or otherwise permitted to use, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, copyright application, franchise, trade secret, software (whether developed or written by DGD, any DGD Subsidiary or any third party), computer program (in object or source code form), or other intellectual property or intangible property or asset (collectively, "Intangibles"), other than as described on Schedule 6.01(g) or Schedule 6.01(j). Each Intangible is validly issued and is currently in force, and to the knowledge of DGD or any DGD Subsidiary is uncontested in all jurisdictions in which it is used or in which such use is contemplated. Schedule 6.01(j) contains a true, complete and correct listing, by city and state of location, of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to DGD or any DGD Subsidiary or which otherwise relate to the businesses of DGD or any DGD Subsidiary, and a description of each such Intangible which (A) identifies its owner, registrant, or applicant and (B) where appropriate, provides a statement of cost, book value and reserve for depreciation of each such item for tax purposes, and net book value of each such item for financial reporting purposes;
(ii) all Contracts and identification of all parties thereto under which DGD or any DGD Subsidiary owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all Contracts and identification of all parties thereto under which DGD or any DGD Subsidiary grants the right to use any Intangible; and (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than DGD or any DGD Subsidiary which relates to the businesses, properties, or assets of DGD or any DGD Subsidiary. Except as specified on
Schedule 6.01(j): (1) DGD or an DGD Subsidiary, as the case may be, is the sole and exclusive owner or licensee of, and has the right to use, all Intangibles;
(2) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, license or understanding restricting the scope of the use thereof; (3) during the last five years, neither DGD nor any DGD Subsidiary has been charged with, or has charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (4) neither DGD nor any DGD Subsidiary is using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of DGD or of any DGD Subsidiary as presently conducted or as it contemplates conducting, except such as are so designated on
Schedule 6.01(j). Neither DGD nor any DGD Subsidiary has infringed, is infringing, or has received notice of infringement in respect of the Intangibles or asserted

Intangibles of others, nor has DGD or any DGD Subsidiary been advised by counsel or others that it is infringing or may be infringing the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of DGD or any DGD Subsidiary, there is no infringement by others of Intangibles of DGD and each DGD Subsidiary. As far as DGD and each DGD Subsidiary can foresee, there is no Intangible or asserted Intangible of others which may materially adversely affect the condition (financial or otherwise), results of operations, businesses, properties, assets, future prospects or current or future liabilities of DGD or of any DGD Subsidiary. All Contracts pertaining to Intangibles to which DGD or any DGD Subsidiary is a party, or to which any of their respective businesses, properties, or assets are subject, are in compliance with all laws, rules, regulations, orders, judgments, and decrees binding on DGD or any DGD Subsidiary or to which any of their respective businesses, properties, or assets are subject and the consummation of the transactions contemplated in this Agreement will in no way affect the continuation, validity or effectiveness of any such Contracts, or require the consent of any Person in respect thereof. Except as set forth in Schedule 6.01(j), neither DGD nor any DGD Subsidiary uses any trademark, tradename, service mark, design or name to identify, respectively, the products, businesses, or services of DGD or any DGD Subsidiary. None of any director, officer, or employee of DGD or of any DGD Subsidiary, any relative or affiliate of any such director, officer, or employee, nor any other Person or enterprise (other than DGD) in which any such director, officer, or employee, or any such relative or affiliate had or now has, directly or indirectly, legally or beneficially, a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of DGD or any DGD Subsidiary.

       (k) Questionable Payments. To the best of DGD's knowledge, neither DGD, any DGD Subsidiary nor any director, officer, employee, agent (including sales agents), dealer, distributor or representative of any thereof has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

       (l) Authority to Merge. DGD has all requisite power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. All necessary corporate proceedings of DGD or any DGD Subsidiary have been duly taken to authorize the execution, delivery, and performance of this Agreement by DGD, other than approval of the holders of the requisite number of shares of DGD Common Stock and DGD Preferred in accordance with Section 14A:10-3 of the NJBCA. This Agreement has been duly authorized, executed, and delivered by DGD, constitutes the legal, valid, and binding obligation of DGD, and is enforceable as to it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, or similar laws affecting creditors' rights generally and equitable principles. Except as set forth in Sections 3.01, 5.01(i), 7.01 and 7.02, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, or notice to, any federal, state, local, or other governmental authority or any court or other tribunal or any other Person is required to be obtained or made by DGD or any DGD Subsidiary for the execution, delivery, or performance of this Agreement by DGD.

No consent of any party to any Contract to which DGD or any DGD Subsidiary is a party, or to which any of them or any of their respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not (if the consents referred to on Schedule 6.01(h) are obtained prior to the Effective Time) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any Person to terminate or call a default under, entitle any Person to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of DGD, any DGD Subsidiary, or the Surviving Corporation to which it was not subject immediately before this Agreement was executed under, any term of any such Contract, or violate or result in a breach of any term of the certificate of incorporation or by-laws of DGD or any DGD Subsidiary, or (if the provisions of Sections 3.01, 5.01(i), 7.01, and 7.02 are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on DGD or any DGD Subsidiary or to which any of their respective businesses, properties, or assets are subject. Except for Loeb Partners, Inc. and Joseph Churchman, neither DGD nor any of its officers, directors, employees, counsel, investment bankers, accountants or agents or representatives has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any Person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement, the Merger, or the other transactions contemplated by this Agreement.

       (m) Insurance. Schedule 6.01(m) sets forth a true, correct and complete list of all fire, theft, casualty, general liability, worker's compensation, business interruption, environmental, automobile, property and other insurance policies currently insuring the business or any assets or property of DGD or any DGD Subsidiary and of all life insurance policies currently maintained insuring the life of any director, officer or employee of DGD or any DGD Subsidiary of which DGD is the beneficiary, specifying the policy number, the type of coverage, the amount of coverage, the premium, the applicable deductibles, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies"). Schedule 6.01(m) also sets forth all pending or unresolved worker's compensation claims against DGD or any DGD Subsidiary, including the amount involved in each such claim. A true, complete and correct list of all claims made under such Insurance Policies since August 1, 1993 which are still open or unresolved, and all claims made under such Insurance Policies since August 1, 1993, are set forth on Schedule 6.01(m) and have been furnished to Neuman. True, correct and complete copies of all of the Insurance Policies have been previously delivered by DGD to Neuman, except that, as to those Insurance Policies that have been recently renewed or obtained for which DGD and the DGD Subsidiaries has not yet received a copy of the policy for the current year, DGD has previously delivered to Neuman true, correct and complete copies of such policies for the prior year thereof and true, correct and complete copies of the binders reflecting renewal of such policies for the current year thereof. The Insurance Policies are in full force and effect. All premiums due on the Insurance Policies or renewals thereof have been paid and DGD and the DGD Subsidiaries are not in default under any of the Insurance Policies. DGD and the DGD Subsidiaries have not received any notice or other communication from any issuer of the

Insurance Policies canceling or materially amending any of the Insurance Policies, materially increasing the annual or other premiums payable thereunder, and, to the best of DGD's knowledge, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened.

       (n) Books and Records. The general ledgers and books of account of DGD and the DGD Subsidiaries and all other books and records of DGD and the DGD Subsidiaries with respect to their business are in all material respects complete and correct and have been maintained in a consistent manner in accordance with good business practices and to the best knowledge of DGD in accordance in all material respects with all applicable procedures required by laws and regulations.

       (o) Customers and Suppliers. Set forth on Schedule 6.01(o) are the list of the top (20) twenty customers of DGD for each of its fiscal years ending in 1994, 1995 and 1996 and setting forth the name or customer number of each customer. Schedule 6.01(o) sets forth a general description of the current business arrangements (to the extent not reflected in any Contracts set forth on Schedule 6.01(h)) between DGD and its customers and suppliers, and a list of the top twenty (20) suppliers of DGD and each DGD Subsidiary (based on purchase volumes) during the last two (2) years. Copies of all supplies and sales Contracts for finished goods involving DGD or DGD Subsidiaries have been previously furnished to Neuman.

       (p) Bank Accounts; Securities. Set forth on Schedule 6.01(p) is a complete and correct list of all bank accounts, safe deposit boxes, money market funds, certificates of deposit, stocks, bonds, notes and other securities maintained by, in the name of or owned or controlled by DGD or any DGD Subsidiary or in which DGD or any DGD Subsidiary has an interest.

       (q) Disclosure. No representation or warranty by DGD in this Agreement or on any Schedule hereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading as of the date made.

       (r) Information to be Included in the Registration Statement and the Proxy Statement. The information concerning DGD and the DGD Subsidiaries which DGD will furnish for inclusion in the Registration Statement and the Proxy Statement, will comply as to form with all applicable rules of the SEC and shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

       (s) Accuracy of SEC Filings. The filings made by DGD within the past three (3) years with the SEC were, if filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prepared in all material respects in accordance with the then existing requirements of the Exchange Act and the rules and regulations thereunder and, if filed under the Securities Act, prepared in all material respects in accordance with the then existing requirements of the Securities Act and the rules and regulations thereunder. Such filings when filed, and the press releases and other public statements DGD has made subsequent to the last such filing when considered together with such filings, did not at the time of filing or issuance of the press releases or other public statements, as the case may be, except as qualified by the 8-K, (y) contain an untrue statement of a material fact or (z) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

       (t) Agreements Not to Compete. DGD has delivered to Neuman true, complete and accurate copies of all Contracts between DGD or any DGD Subsidiary and their respective directors, officers, employees, agents (including sales agents), dealers or distributors which prevent or restrict any such Person from competing with DGD or any DGD Subsidiary in any manner. Each such agreement remains in full force and effect.

       (u) Environmental Conditions.

       Except as set forth in Schedule 6.01(u), DGD represents and warrants as of the closing date that:


            (i) DGD, all DGD Subsidiaries, the real properties set forth on
       Schedule 6.01(g) (the "Owned Properties") and the leased properties set forth on Schedule 6.01(g) (the "Leased Properties") comply and to the best knowledge of DGD have been in compliance with all applicable Environmental Laws (as hereinafter defined), and there is no event, condition, circumstance, activity, practice, incident, action or plan which may interfere with or prevent the continued compliance with any Environmental Law;

            (ii) DGD and the DGD Subsidiaries have (a) taken all actions required under Environmental Laws to register any products, materials or structures at, on or under the Owned Properties and Leased Properties required to be registered under Environmental Laws, and (b) obtained all permits, licenses, approvals and authorizations required for their operations at the Owned Properties and Leased Properties by any applicable Environmental Law, and each such permit, license, approval, registration and authorization is valid and in full force and effect and is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare such permit, license, approval, registration and authorization invalid in any respect;

            (iii) to the best knowledge of DGD, neither DGD, the DGD Subsidiaries, nor any other person has caused any Release (as hereinafter defined), threatened Release, or disposal of any Hazardous Material (as hereinafter defined) at, from, under or about the Owned Properties, the Leased Properties or any properties formerly owned or leased by DGD or any DGD Subsidiary at the time of such ownership or tenancy by DGD or any DGD Subsidiary, and none of the Owned Properties or Leased Properties are adversely affected by any Release, threatened Release, or disposal of any Hazardous Material at, from, under or about any such properties or originating or emanating from any other property; DGD has no knowledge of any groundwater or soil contamination;

            (iv) there are no Hazardous Materials on, in or under the Owned Properties or Leased Properties, whether contained in barrels, tanks, equipment (moveable or fixed) or other containers, deposited or located in land, waters, sumps or in any other part of such properties, incorporated into any structure on such properties, or otherwise existing thereon;

            (v) neither the Owned Properties nor the Leased Properties contain or has ever contained any: (a) underground storage tank or other receptacle used for the storage of Hazardous Materials, (b) asbestos-containing building material, (c) polychlorinated biphenyls ("PCBs"), (d) any landfills or dumps, (e) hazardous waste management facility as defined pursuant to the federal Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.ss. 6901 et seq., or any comparable state law, or (f) area designated for any removal or cleanup activity pursuant to the federal Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. ss.ss. 901 et seq., or any comparable state law.

            (vi) neither DGD, any DGD Subsidiary, nor any other person has used any Hazardous Materials, or conducted any activities involving the use, handling, treatment, storage, transportation or disposal of any Hazardous Material (except for Hazardous Materials comprised exclusively of inventoried items that are carried by DGD in the ordinary course which are not in excess of amounts required to be reported under applicable Environmental Law), at either the Owned Properties or the Leased Properties, including but not limited to activities involving any sort of manufacturing, processing or refining, or cleaning or degreasing of equipment, machinery, part or component;

            (vii) neither DGD nor any DGD Subsidiary has received any notice of any pending or threatened Environmental Claim (as hereinafter defined), and to the best of DGD's knowledge there are no Environmental Law violations at the Owned Properties, the Leased Properties, any property formerly owned or leased by DGD or any DGD Subsidiary, or any other property (including, without limitation, any off-site disposal facility to which Hazardous Materials originating from the Owned Properties, Leased Properties, or any properties formerly owned or leased by DGD or any DGD Subsidiary have been sent).

            (viii) neither DGD nor any DGD Subsidiary has submitted to any governmental agency or other person any notice, and is not required to give any such notice, regarding any Release on, under, or from the Owned Properties, the Leased Properties, or any properties formerly owned or leased by DGD or any DGD Subsidiary;

            (ix) neither the Owned Properties nor the Leased Properties is subject to, and neither DGD nor any DGD Subsidiary has any knowledge of, any pending or threatened lien or restriction on the ownership, occupancy, use, or transferability of the Owned Properties or the Leased Properties in connection with any (a) Environmental Law or (b) Release, threatened Release, or disposal of a Hazardous Material;

            (x) Neuman's obligation to close shall be conditioned on DGD having obtained prior to the Effective Time either (1) a Letter of Non-Applicability, (2) a Remediation Agreement, (3) a No Further Action letter, or (4) other approval from the New Jersey Department of

       Environmental Protection authorizing consummation of the transaction, pursuant to the New Jersey Industrial Site Recovery Act ("ISRA"), N.J.S.A. ss.ss. 13:1K-6 et seq.,

            (xi) DGD has provided or otherwise made available to Buyer true, complete and accurate copies of all environmental audits, reports, and assessments concerning DGD, the DGD Subsidiaries, and the Owned Properties and the Leased Properties which DGD or the DGD Subsidiaries possess or reasonably could have obtained.

       "Environmental Claim" means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, quasi-judicial or private in nature) arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, or (b) from any investigatory, abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material or an Environmental Law, or (c) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, property, or the environment, regardless of whether such matter is now known or unknown, or how or when such matter occurred or is discovered.

       "Environmental Law" means (a) any present federal, state or local law or regulation relating to the handling, use, control, management, treatment, storage, disposal, release or threat of release of any Hazardous Material, including without limitation, CERCLA, RCRA, the federal Clean Water Act ("CWA"), 33 U.S.C. ss.ss.1251 et seq., the federal Clean Air Act ("CAA"), 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act ("TSCA"), 7 U.S.C. ss.ss. 136 et seq., the Safe Drinking Water Act ("SDWA"), 42 U.S.C. ss.ss. 300f et seq., the Occupation Safety and Health Act of 1970 (the "OSH Act"), 29 U.S.C. ss.ss. 651 et seq., ISRA, the New Jersey Spill Compensation and Control Act ("Spill Act"), N.J.S.A. ss. 58:10-23.11 et seq., the New Jersey Solid Waste Management Act ("SWMA"), N.J.S.A. ss. 13:1E-1 et seq., the New Jersey Air Pollution Control Act ("APCA"), N.J.S.A. ss. 26:2C-1 et seq., the New Jersey Water Pollution Control Act ("WPCA"), N.J.S.A. ss. 58:10A-1 et seq., and the New Jersey Freshwater Wetlands Protection Act ("FWPA"), N.J.S.A. ss. 13:9B-1 et seq., and any similar state or local laws, rules or regulations, and (b) any and all requirements arising under applicable present federal, state or local laws, statutes, rules, ordinances, codes, orders, licenses, permits, approvals, plans, authorizations, concessions, or the like, and all applicable judicial, administrative, and regulatory decrees, judgments, and orders, relating to the protection of human health or the environment, including without limitation: (i) any and all requirements pertaining to reporting, licensing, authorizing, approving, permitting, investigating, and remediating emissions, discharges, releases, or threat of releases of any Hazardous Materials into the indoor or outdoor air, surface water, groundwater, or land, or otherwise into the environment, or relating to the manufacture, operation, processing, distribution, use, treatment, storage, disposal, transport, handling or management of any Hazardous Material; and (ii) any and all requirements pertaining to the protection of the health and safety of employees or the public and/or the environment.

       "Hazardous Material" means any substance or material: (a) the presence of which requires investigation or remediation under any Environmental Law, (b) which is regulated by any federal, state or local governmental authority, including without limitation, any substance or waste material which is defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "industrial waste," "hazardous substance," "solid waste," "hazardous material," "pollutant" or "contaminant" under any Environmental Law;
(c) which contains gasoline, diesel fuel or other petroleum hydrocarbons or a petroleum derivative; (d) which contains PCBs, asbestos or urea formaldehyde;
(e) which is explosive, corrosive, flammable, infectious, radioactive or toxic; or (f) which poses an unreasonable risk of injury to human health or the environment.

       "Release" shall mean any spilling, leaking, seeping, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placement, burying or disposing in or upon or under any land or water or air, or otherwise into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material.

       ss.6.02 Certain Representations and Warranties of Neuman & Distributors

       Neuman and Distributors hereby represent and warrant to DGD that (it being agreed that Neuman and Distributors jointly and severally make the representations and warranties with respect to Distributors set forth below, and Neuman alone makes the representations and warranties with respect to Neuman):

       (a) Organization and Qualification. Neuman and Distributors are each a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority, and all necessary consents, authorizations and approvals (including, without limitation, certificates of authority to do business as a foreign corporation) from, and declarations and filings with, all federal, state, local, foreign and other governmental authorities, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged, except where the failure to have any such consent, authorization or approval would not result in a material adverse effect on the condition (financial or otherwise), results of operations, businesses, properties, assets, future prospects or liabilities of Neuman or Distributors taken as a whole.

       (b) Authority to Merge. Neuman and Distributors each has all requisite power and authority to execute, deliver, and perform this Agreement, and to consummate the transactions contemplated hereby in accordance with the terms of this Agreement. All necessary corporate proceedings of Neuman and Distributors have been duly taken to authorize the execution, delivery, and performance of this Agreement by Neuman and

Distributors. This Agreement has been duly authorized, executed, and delivered by Neuman and Distributors, constitutes the legal, valid, and binding obligation of Neuman and Distributors, and is enforceable as to Neuman and Distributors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfers or similar laws affecting creditors' rights generally and equitable principles. Except as set forth in Sections 3.01, 5.02(f), 7.01 and 7.02, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, or notice to any federal, state, local, or other governmental authority or any court or other tribunal or any other Person is required to be obtained or made by Neuman or Distributors for the execution, delivery, or performance of this Agreement by Neuman and Distributors. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, undertaking or understanding to which Neuman or Distributors is a party, or to which its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any Person to terminate or call a default under, entitle any Person to receive rights or privileges that such Person was not entitled to receive before this Agreement was executed under, or create any obligation on the part of Neuman or Distributors to which it was not subject immediately before this Agreement was executed under, any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of Neuman or Distributors, or (if the provisions of Sections 3.01, 5.02(f), 7.01 and 7.02 are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Neuman or to which any of its respective businesses, properties, or assets are subject. Except for Dresdner Securities
(USA) Inc., neither Neuman, nor any of its respective officers, directors, employees, counsel, investment bankers, accountants or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any Person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement, the Merger, or the other transactions contemplated by this Agreement.

       (c) Business After the Effective Time. It is the present intention of the Surviving Corporation to continue at least one significant historic business line of DGD, or to use at least a significant portion of DGD's historic business assets in a business, within the meaning of Treasury Regulation Section 1.368-1(d), including the continued usage of the "Drug Guild" name. Neuman and Distributors will not discontinue the operation of significant historic business lines of DGD or cease using a significant portion of DGD's historic business assets in a business if counsel to Neuman believes such action would cause the Merger to fail to qualify as a tax free reorganization under the federal tax laws as then construed.

       (d) Status of Neuman Common Stock To Be Issued. The shares of Neuman Common Stock to be issued pursuant to the Merger in exchange for shares of DGD Common Stock, when issued in accordance with the terms of this Agreement and the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive right of shareholders and no personal liability will attach to the ownership thereof and such shares will be duly registered under the Securities Act.

       (e) Financial Condition. Neuman has delivered to DGD true, correct, complete and accurate copies of the following: the audited balance sheets of Neuman as of April 30, 1994, April 30, 1995 and April 30, 1996; audited statements of income, statements of shareholders' equity, and statements of cash flows of Neuman for each of the years within the three year period ended April 30, 1996; the unaudited consolidated balance sheet of Neuman as of July 31, 1996; and the unaudited consolidated statement of income, consolidated statement of shareholders' equity, and consolidated statement of cash flows of Neuman for the quarter ended July 31, 1996. Each such balance sheet presents fairly the financial condition, assets, liabilities, and shareholders' equity of Neuman and its subsidiaries as of its date; each such statement of income, shareholders' equity and cash flows presents fairly the results of operations of Neuman and its subsidiaries for the periods indicated, all in accordance with GAAP. The financial statements referred to in this Section 6.02(e) are in agreement with the detailed books and records of Neuman and its subsidiaries. Since July 31, 1996, except as may be expressly disclosed in the July 31, 1996 unaudited financial statements or in the Schedules hereto:

             (i) There has at no time been a Material Adverse Effect.

             (ii) Neither Neuman nor any Neuman subsidiary has authorized, declared, paid, or effected any dividend or liquidation or other distribution, stock appreciation rights, phantom stock options, stock split, recapitalization, reclassification or reorganization in respect of its capital stock or any direct or indirect redemption or purchase, retirement or other acquisition of any stock of Neuman or any Neuman subsidiary.

             (iii) The operations and businesses of Neuman, Distributors and their subsidiaries have been conducted in all material respects only in the ordinary course, consistent with past practices.

             (iv) Neither Neuman, Distributors, nor any of their subsidiaries has suffered an extraordinary or unusual loss (whether or not covered by insurance) or waived any right of substantial value, any of which, individually or in the aggregate, is material to Neuman, Distributors and their subsidiaries, taken as a whole. (f) Litigation and Claims. Except as set forth in Schedule 6.02(f) hereto, there is no litigation, arbitration, grievance, claim governmental or other proceeding (formal or informal), or investigation pending, or to the knowledge of Neuman, Distributors or any of their subsidiaries, threatened with respect to Neuman, Distributors or any of their subsidiaries. No litigation, arbitration, grievance, claim, governmental or other proceeding or investigation set forth on
Schedule 6.02(f), if adversely determined, would have a Material Adverse Effect individually or in the aggregate.

       (g) Other Liabilities. Except as set forth on Schedule 6.02(g) hereto, neither Neuman, Distributors nor any of their subsidiaries has any indebtedness or liability of any nature (including, without limitation, any liability arising from any Environmental Claim), accrued or contingent, for which provision should be made on the financial statements which has not been made, other than the following:

             (i) Liabilities for which full provision has been made on the audited balance sheet and the notes thereto (the "Last Neuman Balance Sheet") as of April

       30, 1996 (the "Last Neuman Balance Sheet Date") as set forth in the Registration Statement; and

            (ii) Other liabilities arising since the Last Neuman Balance Sheet Date and prior to the Effective Time in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of Neuman and Distributors or any other provision of this Agreement.

            No Neuman Responsible Employee has knowledge of any existing or threatened occurrence(s), event(s) or development(s) which, as of the date hereof, individually or in the aggregate, are likely to have a Material Adverse Effect.

       (h) Capitalization. The authorized capital stock of Neuman consists of Two Thousand Five Hundred (2500) shares of Neuman Common Stock, of which One Thousand (1000) shares are issued and outstanding. There are no outstanding options, warrants, calls, commitments, rights, plans or arrangements of any kind relating to any of the capital stock of Neuman or any securities or other instruments convertible into, exercisable for or exchangeable for capital stock of Neuman.

       CONDITIONS TO CLOSING

       ss.7.01 Conditions of Neuman

       The obligations of Neuman to consummate the Merger shall be subject to the following conditions precedent:

       (a) Accuracy of Representations and Compliance With Conditions. All representations and warranties of DGD made in or pursuant to this Agreement or any related agreement shall be accurate when made in all material respects (without regard to any knowledge limitations contained therein) and, in addition, shall be accurate in all material respects as of the Effective Time as though such representations and warranties were then made in exactly the same language by DGD (without regard to any knowledge limitations contained therein), and regardless of changes beyond its control. As of the Effective Time, DGD shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied with by it under this Agreement or any related agreement at or before the Effective Time. Neuman shall have received certificates, each dated the Effective Time, in form and substance reasonably satisfactory to Neuman executed on behalf of DGD by the Chief Financial Officer and another executive officer, to that effect, and as to matters set forth in Sections 6.01(f), 6.01(h), 6.01(i), 6.01(k) and 6.01(o) hereof.

       (b) Certificates from DGD. Neuman shall have received a certificate executed by an executive officer on behalf of DGD dated the Effective Time, to the effect that such officer has examined the Registration Statement and the Proxy Statement, and any amendment or supplement thereto, and, to the best of his knowledge, (i) neither the Registration Statement nor the Proxy Statement nor any amendment or supplement thereto (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated

therein or necessary to make the statements therein not false or misleading in light of the circumstances in which they are made, provided in each case that such untrue statement or omission relates to information furnished by or on behalf of, or pertaining to, DGD or any DGD Subsidiary and (ii) since the effective date of the Registration Statement and the date of the Proxy Statement, no event with respect to DGD or any DGD Subsidiary, has occurred which should have been set forth in an amendment to the

Registration Statement or a supplement to the Proxy Statement, which has not been set forth in such an amendment or supplement.

       (c) Opinions of DGD's Counsel. There shall have been delivered to Neuman at the Effective Time, in form and substance reasonably satisfactory to Neuman,
(i) the opinion of counsel to DGD regarding various customary corporate matters, dated as of the Effective Date and (ii) the opinion of special tax counsel to Neuman, dated as of the Effective Date, to the effect that the Merger constitutes a reorganization within Section 368 of the Code and will result in a tax free acquisition with respect to the holders of the Neuman Common Stock and the DGD Common Stock.

       (d) Accountants' Letter. (i) DGD shall have delivered to Neuman at the Effective Time, in form and substance reasonably satisfactory to Neuman, a letter from Richard A. Eisner & Company LLP dated as of such date, addressed to Neuman regarding various customary accounting matters and (ii) Neuman shall have received an opinion from Arthur Andersen LLP ("AA") to the effect that the Merger as structured will constitute a pooling of interests, which letter will contain a commitment that such treatment will be certified in the next audited financial statements of Neuman.

       (e) Other Closing Documents. DGD shall have delivered to Neuman at or prior to the Effective Time such other documents (including certificates of officers of DGD or of any DGD Subsidiary) as Neuman may reasonably request in order to enable Neuman to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

       (f) Review of Proceedings. All actions, proceedings, instruments, and documents required of DGD to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Neuman and DGD shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.


       (g) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto which in the reasonable judgment of Neuman otherwise materially prohibits, restricts, conditions or delays consummation of the Merger or any of the other transactions contemplated by this Agreement or materially impairs the contemplated benefits to Neuman of this Agreement, the Merger, or any other transaction contemplated by this Agreement.

       (h) No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a temporary restraining order or a preliminary or permanent injunction, which, in the reasonable judgment of Neuman, (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal, (ii) results in a substantial delay in the ability of DGD, Neuman or Distributors to consummate the Merger or any of the other transactions contemplated by this Agreement, (iii) requires the divestiture by Neuman of a material portion of their business or any other Neuman subsidiary, or of DGD or any of the DGD Subsidiaries, (iv) imposes material limitations on the ability of Neuman effectively to exercise full rights of ownership of shares of the Surviving Corporation, including the right to vote such shares on all matters properly presented to the shareholders of the Surviving Corporation, or (v) otherwise prohibits, or materially restricts, conditions or delays consummation of the Merger or any of the other transactions contemplated by this Agreement or impairs the contemplated benefits to Neuman of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

       (i) INTENTIONALLY OMITTED.

       (j) Hart-Scott-Rodino Waiting Period. All applicable waiting periods in respect of the Merger and the other transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated at or prior to the Effective Time.

       (k) Fairness Opinion. An opinion of Loeb Partners, Inc. to the effect that the Merger and the other transactions contemplated by this Agreement are fair, from a financial point of view, to DGD and its shareholders, shall have been confirmed in writing at the Effective Time.

       (l) Contractual Consents Needed. The parties to this Agreement shall have obtained at or prior to the Effective Time all consents required to be delivered by DGD for the consummation of the Merger and the other transactions contemplated by this Agreement from any party to any material Contract, to which any of them or any DGD Subsidiary is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

       (m) Shareholder Consent. DGD shall have obtained prior to the Effective Time, the approval of the Merger and the transactions contemplated hereby by the holders of the requisite number of shares of DGD Common Stock and DGD Preferred pursuant to
Section 14A:10-3 of the NJBCA.

       (n) No Material Adverse Effect. From July 31, 1996, through the Effective Time there shall have been no Material Adverse Effect affecting DGD. For the purposes of this Section 7.01(n) only, the following circumstance shall constitute a Material Adverse Effect: the net worth of DGD and the DGD Subsidiaries from July 31, 1996 shall have decreased in the aggregate by more than 15%. There shall be no pending or threatened litigation or claims against DGD or any DGD Subsidiary which could, individually or in the aggregate, materially and adversely affect any of the conditions (financial or otherwise), results of operations, businesses, customer satisfaction, properties, assets, future prospects or current or future liabilities of DGD and the DGD Subsidiaries, taken as a whole.

       (o) Financing Approvals. Neuman shall have received from Neuman's primary lending institutions (i) written approval of the Merger and all of the transactions relating thereto and (ii) financing in an amount sufficient to refinance all of DGD's debt to DGD's lending institutions.

       (p) Pooling. No event (other than events solely under the control of Neuman or Distributors) shall have occurred or be expected to occur that would not allow the Merger to be a "pooling of interests", including, but not limited to, the delivery of written notice of dissent prior to the shareholders' meeting (which notice contains a demand for payment if the Merger is effected) by more than 7% of the outstanding shares of DGD Common Stock.

       (q) ISRA. The condition set forth in Section 6.01(u)(x) shall have been fulfilled.

       (r) Pension Plan. Neuman shall have received all such documentation as required to be delivered pursuant to Section 5.02(g).

       (s) Registration Statement. At or prior to the Effective Time, the Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the SEC and any request on the part of the SEC for additional information shall have been complied with to the reasonable satisfactions of Neuman's counsel.

       ss.7.02 Conditions of DGD

       DGD's obligation to consummate the Merger is subject to the following conditions precedent:

       (a) Accuracy of Representations and Compliance With Conditions. All representations and warranties of Neuman and Distributors made in or pursuant to this Agreement or any related agreement shall be accurate when made in all material respects (without regard to any knowledge limitations contained therein) and, in addition, shall be accurate in all material respects as of the Effective Time as though such representations and warranties were then made in exactly the same language by Neuman and Distributors (without regard to any knowledge limitations contained therein) and regardless of changes beyond their control. As of the Effective Time, Neuman and Distributors shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied with by them under this Agreement at or before the Effective Time. DGD shall have received a certificate in form and substance reasonably satisfactory to DGD, executed on behalf of Neuman and Distributors by the President or Chief Financial Officer of Neuman and Distributors, dated the Effective Time, to that effect.

       (b) Certificates from Neuman. DGD shall have received certificates executed on behalf of Neuman by an executive officer of Neuman, dated the Effective Time, to the effect that it has examined the Registration Statement and the Proxy Statement, and any amendment or supplement thereto, and, to the best of his knowledge, (i) neither the Registration Statement nor the Proxy Statement, nor any amendment or supplement thereto (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading in light of the circumstances in which they are made, provided in each case that such untrue statement or omission relates to information furnished by or on behalf of, or pertaining to, Neuman, Distributors or any Neuman security holder and (ii) since the effective date of the Registration Statement, no event with respect to Neuman or Distributors or any Neuman security holder has occurred which should have been set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement which has not been set forth in such an amendment or supplement.

       (c) Opinion of Neuman's Counsel. There shall have been delivered to DGD at the Effective Time, in form and substance reasonably satisfactory to DGD and its counsel (i) the opinion of Kelley Drye & Warren LLP regarding certain customary corporate matters, dated as of the Effective Date and (ii) a letter from AA, dated as of the Effective Date, in form and substance reasonably satisfactory to DGD, regarding matters customarily included in registration statements on Form S-4.


       (d) Other Closing Documents. Neuman and Distributors shall have delivered to DGD at or prior to the Effective Time such other documents (including certificates of officers of Neuman, Distributors or of any subsidiary of Neuman or Distributors) as DGD may reasonably request in order to enable DGD to determine whether the conditions to its obligations under this Agreement have been met.

       (e) Review of Proceedings. All actions, proceedings, instruments, and documents required by Neuman and Distributors to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to DGD, and Neuman and Distributors shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

       (f) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

       (g) No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a temporary restraining order or a preliminary or permanent injunction, which, in the reasonable judgment of DGD, (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal, (ii) results in a substantial delay in the ability of Neuman, Distributors or DGD to consummate the Merger or any of the other transactions contemplated by this Agreement, or (iii) otherwise prohibits, restricts, conditions or delays consummation of the Merger or any of the other transactions contemplated by this Agreement or impairs the contemplated benefits to the shareholders of DGD of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

       (h) Hart-Scott-Rodino Waiting Period. All applicable waiting periods in respect of the Merger and the other transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated at or prior to the Effective Time.

       (i) Fairness Opinion. The opinion of Loeb Partners, Inc. to be included in written form in the Proxy Statement, to the effect that the Merger and the other transactions contemplated by this Agreement are fair, from a financial point of view, to DGD and its shareholders, shall have been confirmed in writing at the Effective Time.

       (j) Securities Law Compliance. At or prior to the Effective Time, Neuman shall use its best efforts to make all filings, and take all actions, necessary to comply with all applicable federal securities and "blue-sky" laws with regard to the issuance of Neuman Common Stock pursuant to the Merger as contemplated by this Agreement.

       (k) No Material Adverse Effect. From July 31, 1996, through the Effective Time there shall have been no Material Adverse Effect affecting Neuman and Distributors. For purposes of this Section 7.02(k) only, the following circumstance shall constitute a Material Adverse Effect: the net worth of Neuman and the Neuman subsidiaries from July 31, 1996 shall have decreased in the aggregate by more than 15%. There shall be no pending or threatened litigation or claims against Neuman, Distributors or any subsidiary of Neuman or Distributors which could, individually or in the aggregate, materially and adversely affect any of the conditions (financial or otherwise), results of operations, businesses, customer satisfaction, properties, assets, future prospects or current or future liabilities of Neuman, Distributors and any of their subsidiaries, taken as a whole.

VIII.  TERMS OF ABANDONMENT

       ss.8.01 Mandatory Abandonment

       The Merger shall be abandoned and terminated upon the earliest to occur of: (i) February 15, 1997, if on or before such date the holders of at least a majority of the shares of DGD Common Stock outstanding and entitled to vote and voting as a class and the holders of at least a majority of the shares of DGD Preferred outstanding and entitled to vote and voting as a class at the meeting of shareholders of DGD referred to in Section 3.01 shall not have voted in favor of the adoption and approval of this Agreement, the Merger, and the other transactions contemplated hereby; (ii) November 30, 1996, if on or before such date, the parties have not submitted applications for all governmental or regulatory approvals, rulings or consents (other than shareholder approval);
(iii) any date after the submission of any such application on or after which DGD or Neuman reasonably determines that a request for information or an amendment to be made or any condition imposed or proposed to be imposed by any Person to which any such application was made is unduly burdensome; or (iv) February 28, 1997, if on or before said date all governmental, regulatory or other approvals, rulings or consents, none of which shall be subject to conditions on DGD or Neuman which the affected party shall reasonably deem to be unduly burdensome, necessary for the Merger shall not have been obtained.

       ss.8.02 Optional Abandonment


       In addition to the provisions of Section 8.01, the Merger may be abandoned or terminated at or before the Effective Time, notwithstanding adoption and approval of this

Agreement, the Merger, and the other transactions contemplated hereby by the shareholders of DGD:

       (a) by mutual agreement of the Boards of Directors of Neuman and DGD;

       (b) at the option of either (i) Neuman's Board of Directors or (ii) DGD's Board of Directors, if the Effective Time shall not have occurred on or before February 28, 1997;

       (c) at the option of Neuman's Board of Directors at any time after October 31, 1996, if facts exist which render impossible compliance with one or more of the conditions set forth in Section 7.01 and such are not waived by Neuman;

       (d) at the option of DGD's Board of Directors at any time after October 31, 1996, if facts exist which render impossible compliance with one or more of the conditions set forth in Section 7.02 and such are not waived by DGD; and

       (e) at the option of Neuman's board of Directors at any time if the result of Neuman's due diligence with respect to DGD's (i) July 31, 1996 audited financial statements, (ii) Drug Enforcement Agency activities, (iii) environmental matters or (iv) internal investigations are not reasonably satisfactory to Neuman; provided however, that such option shall terminate with respect to each of the four items individually thirty days after DGD has delivered or made available to Neuman all information and material necessary with regard to such item.

       ss.8.03 Effect of Abandonment

       If the Merger is abandoned or terminated in accordance with this Article VIII, or otherwise:

       (a) except for Sections 5.01(g) and 5.02(d), and except as specified in
Section 8.03(b), this Agreement shall forthwith become wholly void and of no further force or effect without liability on the part of any party to this Agreement or on the part of any officer, director, controlling Person (if any), employee, agent, or shareholder thereof; provided, however, that nothing in this Section 8.03(a)

shall release Neuman, DGD or any officer, director, controlling Person (if any), employee, agent, or shareholder thereof from liability for a willful failure to carry out its respective obligations under this Agreement; and

       (b) each of Neuman and DGD shall pay and bear its own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and any meeting of its respective shareholders, including fees and expenses of its counsel, accountants, investment banking firm, and other experts.

IX.    INTENTIONALLY OMITTED

X.     MISCELLANEOUS

       ss.10.01 Further Actions

       At any time and from time to time, each party agrees, subject to the terms and conditions of this Agreement, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement at the earliest practicable time.

       ss.10.02 Availability of Equitable Remedies

       Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Effective Time, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

       ss.10.03 Survival

       The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall not survive the Release Time, except for (i) those contained in or made pursuant to Article VIII, which shall survive the Release Time, (ii) those covenants and obligations contained herein which expressly apply to periods beyond the Release Time, including but not limited to those covenants and obligations contained in Sections 5.01(g) and 5.02(d) and
(iii) those contained in Sections 5.02(j) and 10.12 and those contained in the final sentence of Section 6.02(c), which shall survive the Effective Time. The statements contained in any document executed by DGD relating hereto or delivered to Neuman in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of DGD pursuant hereto or thereto or delivered to Neuman in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of DGD hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby or thereby). The statements contained in any document executed by Neuman or Distributors relating hereto or delivered to DGD in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of Neuman or Distributors pursuant hereto or thereto or delivered to DGD in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of Neuman or Distributors, as the case may be, hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby or thereby).

       ss.10.04 Modification

       This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior or existing agreements among them concerning such subject matter, excluding the Confidentiality Agreements. This Agreement may be amended prior to the Effective Time (notwithstanding shareholder adoption and approval) by a written instrument executed by Neuman and DGD with the approval of their respective Boards of Directors; provided, however, that no such amendment shall, without shareholder adoption and approval by an appropriate vote by shareholders of DGD, if DGD's shareholders have been adversely affected, change the Per Share Consideration pursuant to Section 2.01(a) or materially and adversely affect the rights of DGD shareholders.

       ss.10.05 Notices

       Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by facsimile, or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10.05) or to the facsimile number set forth beneath such party's signature to this Agreement. Any notice: to DGD shall be addressed to the attention of the Jay Reba, Financial Vice President with a copy to Scheichet & Davis, 505 Park Avenue, New York, NY 10022, Attention: David I. Scheichet, Esq.; or to Neuman shall be addressed to the attention of the President. Any notice given by any means permitted by this Section 10.05 shall be deemed given at the time of receipt thereof.

       ss.10.06 Waiver

       Any waiver by any party of a breach, violation or default of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach, violation or default of that provision or of any breach, violation or default of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any provision of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement. Any waiver must be in writing and be authorized by an officer of the waiving party. No party shall have the right to waive compliance with the second sentence of Section 10.04, any other condition required by applicable law, or this sentence.

       ss.10.07 Binding Effect

       The provisions of this Agreement shall be binding upon and inure to the benefit of Neuman, Distributors and DGD, and their respective successors and assigns.

       ss.10.08 No Third-Party Beneficiaries

       Except for the issuance of Neuman Common Stock in exchange for shares of DGD Common Stock set forth in Section 2.01 hereof and the indemnification provisions provided for in Section 5.02(j) hereof, or except as otherwise expressly provided for in this

Agreement, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any Person not a party to this Agreement.

       ss.10.09 Severability

       If any provision of this Agreement shall hereafter be held to be invalid or unenforceable for any reason, such provision shall be reformed to the maximum extent permitted to preserve the parties' original intent, failing which, it shall be severed from this Agreement with the balance of this Agreement continuing in full force and effect. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstance, or of rendering invalid any other provisions contained herein to the extent that such other provisions are not themselves actually in conflict with or invalid or unenforceable under any applicable law.

       ss.10.10 Headings


       The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

       ss.10.11 Counterparts; Governing Law; Jurisdiction, Etc.

       This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, any document relating hereto or delivered in connection with the transactions contemplated hereby, any statement, certificate, or other instrument delivered by or on behalf of, or delivered to, any party hereto or thereto in connection with the transactions contemplated hereby or thereby, any breach of this

Agreement or such other document, the Merger, or the other transactions contemplated hereby or thereby may be brought only in the United States District Court for the Northern District of New Jersey or the Courts of the State of New Jersey, and each party covenants, waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by any such court. Each party hereto consents to the personal jurisdiction of each such court and to the service of process by mail at its address to which notices are to be sent under Section 10.05 hereof in connection with any such action, suit or proceeding.

       ss.10.12 Election of Directors

       Neuman agrees that for a period of two years subsequent to the Effective Date two shareholders of Neuman (who were formally shareholders of DGD immediately prior to the Effective Date) (a "DGD Director") shall serve on the Board of Directors of Neuman. Initially, these directors shall be Harold Blumenkrantz and Howard Sternheim. In addition, for a period of two years following the initial two year period subsequent to the Effective Date (the "Additional Period"), Neuman agrees that one DGD Director shall serve on the Board of Directors of Neuman; provided, however, that if at any time during the Additional Period Samuel Toscano, Jr. does not control Neuman or if a public offering of any voting securities of Neuman has occurred or is pending, Neuman's obligations during the Additional Period shall terminate and such DGD Director may be removed from Neuman's Board of

Directors without recourse. If a pending public offering is aborted prior to its consummation, Neuman's obligation under the previous sentence shall be reinstated.

       ss.10.13 Pooling Modifications

       In the event that Neuman's accountants advise Neuman that the form of the Merger requires modification from the form set forth herein in order to obtain "pooling of interests" treatment for Merger, Neuman shall advise DGD of such proposed modification and the reasons therefor. If DGD consents to the proposed modification, this Agreement shall be amended to set forth any such change to the structure of the Merger. DGD shall have the right to refuse to consent to such modification for any reason whatsoever.

       ss.10.14 Definitions

       The following terms are defined in this Agreement at the locations indicated below:

               Term                            Section          Page
               ----                            -------          ----

               "AA"                            ss. 7.01(d)      64

               "Additional Period"             ss. 10.12        79

               "Agreement"                     Title             1

               "APCA"                          ss. 6.01(u)      55

               "CAA"                           ss. 6.01(u)      55

               "CERCLA"                        ss. 6.01(u)(v)   53

               "Code"                          ss. 1.01          2

               "Confidentiality Agreements"    ss. 5.01(d)       9

               "Constituent Corporations"      Title             1

               "Contracts"                     ss. 5.01(e)      11

               "CWA"                           ss. 6.01(u)      55

               "DB Plan"                       ss. 5.02(g)      23

               "DGD"                           Title             1

               "DGD Common Stock"              ss. 2.01(a)       3

               "DGD Director"                    ss. 10.12        79

               "DGD Preferred"                   ss. 2.01(e)       5

               "DGD Responsible Employee"        ss. 5.01(f)      12

               "DGD Stock Rights"                ss. 2.02          6

               "DGD Subsidiaries"                ss. 6.01(a)      25

               "Distributors"                    Title             1

               "8-K"                             ss. 6.01(c)      27

               "Effective Time"                  ss. 3.03          7

               "Environmental Claim"             ss. 6.01(u)      54

               "Environmental Law"               ss. 6.01(u)      55

               "ERISA"                           ss. 6.01(i)(i)   37

               "Exchange Act"                    ss. 6.01(s)      50

               "FWPA"                            ss. 6.01(u)      55

               "GAAP"                            ss. 1.01          2

               "Hazardous Material"              ss. 6.01(u)      56

               "Insurance Policies"              ss. 6.01(m)      48

               "Intangibles"                     ss. 6.01(j)      43

               "ISRA"                            ss. 6.01(u)(x)   54

               "Last DGD Balance Sheet"          ss. 6.01(e)(i)   30

               "Last DGD Balance Sheet Date"     ss. 6.01(e)(i)   30

               "Last Neuman Balance Sheet"       ss. 6.02(g)(i)   61

               "Last Neuman Balance Sheet Date"  ss. 6.02(g)(i)   62

               "Leased Properties"               ss. 6.01(u)(i)   51

               "Material Adverse Effect"         ss. 6.01(a)      26

               "Merger                           ss. 1.01          2


               "Neuman"                          Title             1

               "Neuman Common Stock"             ss. 2.01(a)       3

               "Neuman Responsible Employee"     ss. 5.02(c)      20

               "New Certificates"                ss. 2.01(b)       4

               "NJBCA"                         ss. 1.01          2

               "Old Certificates"              ss. 2.01(b)       4

               "OSH Act"                       ss. 6.01(u)      55

               "Owned Properties"              ss. 6.01(u)(i)   51

               "PCBs"                          ss. 6.01(u)(v)   52

               "Per Share Consideration"       ss. 2.01(a)       3

               "Person"                        ss. 2.01(b)       5

               "Proxy Statement"               ss. 5.02(h)      23

               "RCRA"                          ss. 6.01(u)(v)   53

               "Registration Statement"        ss. 5.01(p)      18

               "Release"                       ss. 6.01(u)      56

               "Release Time"                  ss. 5.01(a)       8

               "SDWA"                          ss. 6.01(u)      55

               "SEC"                           ss. 5.01(h)      14

               "Securities Act"                ss. 5.01(p)      18

               "Spill Act"                     ss. 6.01(u)      55

               "Subscriptions"                 ss. 2.02          6

               "Surviving Corporation"         Title             1

               "SWMA"                          ss. 6.01(u)      55

               "Taxes"                         ss. 6.01(d)      28

               "TSCA"                          ss. 6.01(u)      55


               "WARN"                          ss. 6.01(f)(ii)  32

               "WPCA"                          ss. 6.01(u)      55

      IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties hereto as of the date first above written.


                                         NEUMAN HEALTH SERVICES, INC.


                                         By ____________________________________
                                            Name:
                                            Title:
                                            Facsimile No.:

Attest:


______________________________
Assistant Secretary

                                         DRUG GUILD DISTRIBUTORS, INC.

                                         By ____________________________________
                                            Name:
                                            Title:
                                            Facsimile No.:

Attest:


______________________________
Assistant Secretary

                                         NEUMAN DISTRIBUTORS, INC.

                                         By ____________________________________
                                            Name:
                                            Title:
                                            Facsimile No.:

Attest:


______________________________
Assistant Secretary

                                 Schedule 2.02


As of July 31, 1996, there are subscriptions for $639,300 of DGD Common Stock outstanding.

The DGD Board of Directors approved a resolution at its meeting on September 24, 1996 authorizing the cancellation of all outstanding subscriptions for DGD Common Stock, which are not paid after written notice of cancellation has been given in accordance with the DGD Common Stock Subscription Agreement, on or before the effective date of the DGD/Neuman Merger.

There are no subscriptions for DGD Preferred Stock outstanding.

                               Schedule 5.01(e)


DGD has made no commitments which are currently outstanding for any capital expenditures in excess of $25,000 in the individual or $250,000 in the aggregate except for weekly purchases of approximately $15,000 in computers for customers' stores.

                               Schedule 5.01(k)


Resignation Agreement between DGD and Roman Englander dated December 5, 1995 which, among other things ratifies and confirms a Deferred Compensation provision of an Employment Agreement between DGD and Roman Englander dated as of October 1, 1993 whereby DGD shall pay Englander, commencing upon the earlier of Englander's attaining age 65 or the date of termination of his employment, additional compensation payable in one hundred twenty (120) equal monthly installments of Eight Thousand Three Hundred Thirty-Three Dollars and Thirty-Four Cents ($8,333.34) each.

                             Schedule 5.01(k)(ii)


DIRECTOR & OFFICER LIABILITY INSURANCE POLICY

Chubb - Liability - Expires January 20, 1997

--------------------------------------------------------------------------------
 DEDUCTIBLE      POLICY #            TYPE                 COVERAGE     ANNUAL
                                                                       PREMIUM
--------------------------------------------------------------------------------
  $100,000     8119-79-0114    Directors and Officers    $3,000,000    $27,324
--------------------------------------------------------------------------------

CONTRACTS WITH DIRECTORS, OFFICERS OR EMPLOYEES RELATING TO INDEMNIFICATION

1. DGD with Joseph B. Churchman dated June 18, 1996. See annexed Exhibit "A" to this Schedule 5.01(k)(ii).

2. DGD has contracts with all of its directors regarding its indemnification of their actions as directors. See annexed Exhibit "B" to this Schedule 5.01(k)(ii) for the model agreement executed by all such directors.

3. Amendment to DGD Certificate of Incorporation dated April 29, 1988 which is annexed hereto as Exhibit "C" to this Schedule 5.01(k)(ii).

                               Schedule 6.01(a)

                         Corporate Organization of DGD

-------------------------------------------------------
STATE OF INCORPORATION                   New Jersey
-------------------------------------------------------
DATE OF INCORPORATION                    July 9, 1976
-------------------------------------------------------
JURISDICTIONS OTHER THAN STATE OF        None
INCORPORATION, IN WHICH AUTHORIZED TO
DO BUSINESS


                  Corporate Organization of DGD Subsidiaries


SUBSIDIARY                               D.G. Marketing, Inc.            Atlantic Wholesale, Inc.
------------------------------------------------------------------------------------------------------
FICTITIOUS NAMES                         None                            1.    Atlantic Health Care
                                                                               Distributors
                                                                         2.    Atlantic Wholesale
                                                                               Beauty Supply Company
------------------------------------------------------------------------------------------------------
STATE OF INCORPORATION                   New Jersey                      New Jersey
DATE OF INCORPORATION                    May 9, 1985                     December 11, 1991
------------------------------------------------------------------------------------------------------
JURISDICTIONS OTHER THAN STATE OF        None                            None
INCORPORATION, IN WHICH AUTHORIZED TO
DO BUSINESS
------------------------------------------------------------------------------------------------------
AUTHORIZED CAPITALIZATION                2,500 shares of common stock    2,500 shares of common stock
                                         with no par value               with no par value
------------------------------------------------------------------------------------------------------
OUTSTANDING SHARES                       2,500                           2,500
------------------------------------------------------------------------------------------------------
LIENS, SECURITY INTERESTS, PLEDGES,      None                            None
CHARGES, ENCUMBRANCES, SHAREHOLDERS'
AGREEMENTS  OR VOTING TRUSTS
------------------------------------------------------------------------------------------------------

                                Schedule 6.01(b)


HOLDER  OF 5% OR MORE OF DGD COMMON STOCK

As of July 31, 1996, Howard Sternheim, a director of DGD, who resides at 1020 Park Avenue, New York, New York 10028 is the holder of 656,333 shares, or approximately 6.56%, of DGD Common Stock.

                             Schedule 6.01(c)(ii)


REDEMPTIONS OF DGD PREFERRED STOCK SINCE APRIL 30, 1996

Warren Greenberg had 494.4616 shares of DGD Preferred Stock redeemed by DGD in August 1996.


8% DIVIDEND IN KIND PAID TO  DGD PREFERRED STOCKHOLDERS ON
JULY 31, 1996 WHO HAVE EXCEEDED THE FIVE YEAR HOLDING PERIOD

John Hoover           $ 15,302.15
Charles Young         $  3,903.71
Sparta, Inc.          $  6,671.44

                               Schedule 6.01(d)


1. The execution, delivery and performance of this Agreement by DGD will not cause any Taxes to be payable or cause any lien, charge, security interest or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Tax.


2. DGD is currently undergoing an Internal Revenue Service audit for the fiscal year ended July 31, 1994.

                               Schedule 6.01(f)


LITIGATION

MATTERS PENDING

Drug Guild Distributors v. Kendal Park Pharmacy, Inc, Plainsboro Pharmacy, Inc. t/a Princeton Meadows Pharmacy, Marvin Charen, Thrift Drug, Inc. and Arthur L. Phillips, Esq. - Superior Court of New Jersey - Law Division - Hudson County - Docket No. HUD-L-6419-9.

Drug Guild Distributors, Inc. v. Lesser Drug and Albert S. Krause - Superior Court of New Jersey - Law Division - Bergen County - Docket No. L-04485-95.

Drug Guild Distributors, Inc. v. Orange Drug and Surgical, Inc. Greenbo, Inc. and Edmund Greenberg - Superior Court of New Jersey - Law Division - Essex County - Docket No. L-9457-96.

Oak Tree at Marlboro, Inc. and Oak Tree Drug Corp. - United State Bankruptcy Court for the District of New Jersey - Case Nos. 96-34741 and 96-34742.

Drug Guild Distributors, Inc. v. Drug City - Superior Court of New Jersey - Law Division - Hudson County - Docket No. HUD-L-6620-96

Drug Guild Distributors, Inc. v. Michael P. Logothetis, Inc. and Michael P. Logothetis, Individually - Superior Court of New Jersey - Chancery Division - Hudson County - Docket No. HUD-L-1057- 96.

Drug Guild Distributors, Inc. v. Plymouth Drug - Supreme Court of the State of New York - Kings County.

CLAIMS ASSERTED AND BEING NEGOTIATED - NO SUMMONS/COMPLAINT FILED.

Drug Guild Distributors, Inc. v. Clark Drug

Drug Guild Distributors, Inc. v. Delewgowski Pharmacy, Inc. t/a Station Pharmacy

Drug Guild Distributors, Inc. v. J. Gorbett and Robert R. Ervey t/a Gerards Pharmacy

Drug Guild Distributors, Inc. v. Valley Fair

POTENTIAL CLAIM

Letter to DGD dated October 17, 1996 from Howell Bramson of McCarthy, Fingar, Donovan, Drazen & Smith on behalf of Daniel Kantor, former director of DGD, which letter has been previously delivered to Kelley Drye and Warren, counsel for Neuman and Distributors.


UNION CONTRACT

Agreement dated March 3, 1995; retroactive to and effective as of February 15, 1995, by and between DGD and Drug, Chemical, Cosmetic, Plastics and Affiliated Industries Warehouse Employees Local 815, affiliated with the International Brotherhood of Teamsters, with a term to expire on February 14, 1998.

                               Schedule 6.01(g)


REAL PROPERTY OWNED BY DGD

None

REAL PROPERTY LEASED BY DGD

1. In March 1995, DGD modified its lease agreement with Hartz Mountain Industries, Inc. (the "Landlord") for the 158,739 square foot premises located at 350 Meadowland Parkway, Secaucus, New Jersey. Pursuant to this third modification agreement, DGD: (i) extended the term of the lease from June 1, 1995 until May 31, 2005; (ii) fixed the rent for the premises at the rate of $3.50/square foot per annum from June 1, 1995 through May 31, 1996, $4.25/square foot per annum from June 1, 1996 through May 31, 1997, $4.75/square foot per annum from June 1, 1997 through May 31, 2000 and $5.50/square foot per annum from June 1, 2000 through May 31, 2005; (iii) arranged for the right to terminate the lease upon not less than six (6) months prior written notice received by the Landlord between June 1, 1997 and May 31, 1998 and the effective date of the termination shall occur between December 1, 1997 and November 30, 1998, and provided further that DGD shall pay to the Landlord a termination fee equivalent to the rent which would have been payable for the six month period following the date of termination which shall be payable at the time of such notice; (iv) agreed that the Landlord shall not be responsible for the conditions of the floors of the premises or for any existing or future floor replacement, repair or maintenance and released the Landlord from any claim or liability for damages sustained or suffered by DGD arising out of defects in the floor of the premises; (v) agreed that if a material change in the condition of the floor occurs after the date of the agreement which results in DGD's inability to utilize all or substantially all of the premises, which determination may be subject to arbitration at the option of the Landlord, DGD may terminate the lease prior to December 1, 1997 upon prior written notice to the Landlord effective on the date DGD vacates the premises; and (vi) agreed that any and all references in the lease to an option to extend the lease are deleted.

2. In March 1995, DGD modified its lease agreement with Hartz Mountain Industries, Inc. (the "Landlord") for the 33,280 square foot premises located at 115 Castle Road, Secaucus, New Jersey. Pursuant to this modification agreement, DGD: (i) extended the term of the lease from June 1, 1995 until May 31, 2005; (ii) fixed the rent for the premises at the rate of $4.75/square foot per annum from June 1, 1995 through May 31, 2000 and $5.50/square foot per annum from June 1, 2000 through May 31, 2005; and (iii) arranged for the right to terminate the lease upon not less than six (6) months prior written notice received by the Landlord between June 1, 1997 and May 31, 1998 and the effective date of the termination shall occur between December 1, 1997 and November 30, 1998, and provided further that

      DGD shall pay to the Landlord a termination fee equivalent to the rent which would have been payable for the six month period following the date of termination which shall be payable at the time of such notice.

3. Sublease dated June 10, 1992 made between Hoogovens Aluminium Corporation and DGD for 28,786 square feet located at 101 Venture Way, Secaucus, New Jersey at a rate of Eleven Thousand Three Hundred Ninety-Four Dollars and Forty-Six Cents ($11,394.46) per month or $4.75 per square foot gross which shall expire June 30, 1997.

PROPERTY AND EQUIPMENT OWNED BY DGD

See annexed Exhibit A to this Schedule 6.01(g)

PROPERTY AND EQUIPMENT LEASED BY DGD WITH ANY LIENS,
MORTGAGES, SECURITY INTERESTS, PLEDGES, ENCUMBRANCES AND
CHARGES ON ANY DGD OWNED OR LEASED PROPERTY, REAL OR OTHERWISE

1. Five (5) International Trucks, Model 4700 leased through First Fidelity Leasing Group, Inc. with the following vehicle identification numbers and lessor's cost:

      VIN 1HTSCNKM4NH417713         -     $35,641.70
      VIN 1HTSCNKM6NH417714         -     $35,641.70
      VIN 1HTSCNKM1NH417715         -     $35,641.70
      VIN 1HTSCNKMXNH417716         -     $35,641.70
      VIN 1HTSCNKM1NH417717         -     $35,641.70

2. Three (3) Dodge B350 Maxivans leased through First Fidelity Leasing Group, Inc. with the following vehicle identification numbers and lessor's cost:

      VIN 2B7KB31Z0NK101322         -     $17,941.14
      VIN 2B7KB31Z2NK101323         -     $18,070.87
      VIN 2B7KB31Z7NK103780         -     $18,194.99

3. Three (3) International Truck Model 4700 leased through Navistar Financing with the following vehicle identification numbers and lessor's cost:

      VIN 1HTSCAAMXTH300063         -     $42,070.34
      VIN 1HTSCAAM3TH300065         -     $42,070.34
      VIN 1HTSCAAM1TH300064         -     $42,070.34

4. One (1) New Order Fulfillment Zone and Two (2) Tape Machines leased through Master

      Lease, Division of Tokai Financial Services, Inc.


VALUE OF ALL PROPERTY OWNED BY DGD

--------------------------------------------------------------------------------

        TYPE OF PROPERTY                   COST        ACCUMULATED       BOOK
                                                      DEPRECIATION       VALUE
--------------------------------------------------------------------------------
Leasehold Improvements                  $2,303,011     $1,301,438     $1,001,573
--------------------------------------------------------------------------------
Furniture and Fixtures                  $  288,992     $  286,676     $    2,316
--------------------------------------------------------------------------------
Machinery and Equipment                 $2,538,950     $2,303,851     $  235,099
--------------------------------------------------------------------------------
Data Processing Equipment               $7,409,261     $5,577,780     $1,831,481
--------------------------------------------------------------------------------
Delivery Equipment                      $1,746,821     $1,236,187     $  510,634
--------------------------------------------------------------------------------

                             Schedule 6.01(g)(iii)


SALES ON CONSIGNMENT

DGD has not made any sales in the past two (2) years on a consignment basis and no such sales are contemplated.

                               Schedule 6.01(h)


There are no contracts in which DGD is a party which (i) have a payment or receipt of $100,000 or more; (ii) have a term of greater than one year; or (iii) is otherwise material other than those which are disclosed in various Schedules to this Agreement.

There have been no contracts within the last 5 years between DGD and any director, officer or employee of DGD or any relative or affiliate of any director, officer or employee of DGD or any five (5%) percent or greater shareholder other than those which are disclosed in various Schedules to this Agreement.

                               Schedule 6.01(i)


ALL OF DGD'S EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS

                                   Pension

                                Profit Sharing

                                Life Insurance

                      Accidental Death and Dismemberment

                                   Medical

                             Long-Term Disability

                             Schedule 6.01(i)(iv)


None

                              Schedule 6.01(i)(v)


DGD makes contributions along with other employers to Union 815 multi-employer plan. The expense for such plan was $351,504, $348,744 and $336,168 for the years ended July 31, 1996, 1995 and 1994 respectively.

                             Schedule 6.01(i)(vi)


AGGREGATE COMPENSATION FOR FISCAL YEAR ENDED JULY 31, 1996 FOR
EACH DIRECTOR, OFFICER OR EMPLOYEE WHO EARNED $100,000 OR MORE

Roman Englander              -            $272,198

Alan Glenn                   -            $202,800

Jay Reba                     -            $107,600

Mark Englander               -            $106,000

Norman Genzer                -            $105,500

AGGREGATE COMPENSATION FOR FISCAL YEAR ENDED JULY 31, 1996
FOR ALL SALES AGENTS, DEALERS OR DISTRIBUTORS OF DGD

None

                               Schedule 6.01(j)


INTANGIBLES

Trademark:          NATURE GUILD
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   947,135
Date:               November 14, 1972
Renewed:            November 14, 1992
Expiration Date:    November 14, 2002


Trademark:          HARBER and Sailboat Design
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   1,400,076
Date:               July 8, 1986
Expiration Date:    July 8, 2006 (may be renewed for an additional 10 year term)


Trademark:          COME FOR THE PRICE--YOU'LL STAY FOR THE QUALITY
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   1,221,258
Date:               December 21, 1982
Expiration Date:    December 21, 2002 (may be renewed for an additional
                    20 year term)


Trademark:          KOLEX
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   1,204,273
Date:               August 10, 1982
Expiration Date:    August 10, 2002 (may be renewed for an additional
                    20 year term)


Trademark:          KWIK-AID
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   818,169
Date:               November 8, 1966
Renewed:            November 8, 1986
Expiration Date:    November 8, 2006

Trademark:          KLEERIT
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   821,889
Date:               January 10, 1967
Renewed:            January 10, 1987
Expiration Date:    January 10, 2007



Trademark:          DURA-CHEWS
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   803,344
Date:               February 8, 1966
Renewed:            February 8, 1986
Expiration Date:    February 8, 2006


Trademark:          REST-RITE
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   806,285
Date:               March 29, 1966
Renewed:            March 29, 1986
Expiration Date:    March 29, 2006


Trademark:          SALONT
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   817,131
Date:               October 18, 1966
Renewed:            October 18, 1986
Expiration Date:    October 18, 2006


Trademark:          KLEENIZE
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   807,076
Date:               March 7, 1966
Renewed:            March 7, 1986
Expiration Date:    March 7, 2006

Trademark:          PROPED
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   802,581
Date:               January 25, 1966


Trademark:          BEVOCAPS
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   802,582
Date:               January 25, 1966


Trademark:          DURAVALS
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   789,317
Date:               May 11, 1965
Renewed:            May 11, 1985
Expiration Date:    May 11, 2005



Trademark:          ALL-ALERT
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   898,144
Status:                 Inactive

Trademark:          NOVACAPS
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   808,779
Status:                 Inactive

Trademark:          DRUG GUILD
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   1,072,001
Date:               August 23, 1977
Expiration Date:    August 23, 1997


Trademark:          DRUG GUILD COOPERATIVE
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   1,074,295
Date:               September 27, 1977
Expiration Date:    September 27, 1997

Trademark:          DRUG GUILD and design
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   1,070,443
Date:               July 26, 1977
Expiration Date:    July 26, 1997


Trademark:          DRUG GUILD DISTRIBUTORS
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   1,074,294
Date:               September 27, 1977
Expiration Date:    September 27, 1997


Trademark:          THE BETTER YOU KNOW US THE BETTER YOU'LL FEEL
Registrant:         Drug Guild Distributors, Inc.
Registration No.:   1,069,577
Date:               July 12, 1977
Expiration Date:    July 12, 1997

                               Schedule 6.01(m)

INSURANCE POLICIES

1.    Liberty Mutual - Expires May 31, 1997

--------------------------------------------------------------------------------
DEDUCTIBLE         POLICY #                TYPE            COVERAGE     ANNUAL
                                                                        PREMIUM
--------------------------------------------------------------------------------
               WC 7 131457993076   Workers' Compensation  $500,000     $206,905
--------------------------------------------------------------------------------
$1,000         TB2 131457993026    General Liability      $2,000,000   $37,050
--------------------------------------------------------------------------------
$10,000        TH1 131457993036    Umbrella               $10,000,000  $24,450
--------------------------------------------------------------------------------
$10,000        MC2 13P457996016    Property               $60,000,000  $57,283
--------------------------------------------------------------------------------
$25,000        YC1 13P457993056    Crime                  $1,000,000   $7,400
--------------------------------------------------------------------------------
$500           AS2 131457993046    Auto                   $1,000,000   $121,037
--------------------------------------------------------------------------------


2.    Chubb - Liability - Expires January 20, 1997

--------------------------------------------------------------------------------
DEDUCTIBLE        POLICY #                TYPE             COVERAGE     ANNUAL
                                                                        PREMIUM
--------------------------------------------------------------------------------
$100,000       8119-79-0114      Directors and Officers   $3,000,000   $27,324
--------------------------------------------------------------------------------


3.    Chubb - Fiduciary - Expires February 18, 1997

--------------------------------------------------------------------------------
DEDUCTIBLE        POLICY #                TYPE              COVERAGE    ANNUAL
                                                                        PREMIUM
--------------------------------------------------------------------------------
$5,000         8109-26-210 T16      Fiduciary              $1,000,000   $4,182
--------------------------------------------------------------------------------


4.    Columbia Mutual - Roman Englander

--------------------------------------------------------------------------------
DEDUCTIBLE        POLICY #              TYPE              COVERAGE     ANNUAL
                                                                       PREMIUM
--------------------------------------------------------------------------------

                 10053154          Life Insurance         $500,000     $10,675
                 10053155          Life Insurance         $500,000     $10,675
                 10054839          Life Insurance         $600,000     $7,000
--------------------------------------------------------------------------------


PENDING OR UNRESOLVED WORKERS' COMPENSATION CLAIMS - 1992 THROUGH 1996

See annexed Exhibit A to this Schedule 6.01(m)


ALL CLAIMS MADE ON ANY INSURANCE POLICY SINCE AUGUST 1, 1993

See annexed Exhibit B to this Schedule 6.01(m)

                               Schedule 6.01(o)


                          20 LARGEST CUSTOMERS OF DGD

--------------------------------------------------------------------------------
            CUSTOMER'S NAME                  1996          1995          1994
--------------------------------------------------------------------------------
Pompton Nursing Home                           X             X             X
--------------------------------------------------------------------------------
CO Bigelow Chemist, Inc.                       X             X             X
--------------------------------------------------------------------------------
Kingsley Drug and Surgical                     X             X             X
--------------------------------------------------------------------------------
Kings Boro Pharmacy Inc.                       X             X             -
--------------------------------------------------------------------------------
Ark Drug Co. Inc.                              X             X             -
--------------------------------------------------------------------------------
Hallmark Medical Co.                           X             -             -
--------------------------------------------------------------------------------
Bachs Drug Store                               X             X             X
--------------------------------------------------------------------------------
RAK Drug Co. Inc.                              X             X             -
--------------------------------------------------------------------------------
Bronx Rx Center So. Inc.                       X             X             X
--------------------------------------------------------------------------------
Emarzo Inc.                                    X             X             -
--------------------------------------------------------------------------------
Mayfair Bros. Inc.                             X             X             X
--------------------------------------------------------------------------------
Fishmans Bond Drugs Inc.                       X             X             X
--------------------------------------------------------------------------------
Investra Corp.                                 X             X             -
--------------------------------------------------------------------------------
Vitality Drug Corp.                            X             -             -
--------------------------------------------------------------------------------
Kabsil Corp.                                   X             X             X
--------------------------------------------------------------------------------
Remcourt Drugs                                 X             -             X
--------------------------------------------------------------------------------
Park Drug and Surgical Inc.                    X             X             X
--------------------------------------------------------------------------------
Marra Drug                                     X             -             X
--------------------------------------------------------------------------------
Webster Drugs                                  X             -             -
--------------------------------------------------------------------------------
Zitomer Pharmacy Inc.                          X             -             -
--------------------------------------------------------------------------------
New London Pharmacy                            -             X             X
--------------------------------------------------------------------------------
Tompkinsville Pharmacy                         -             X             -
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1500 Met Drug Company                          -             X             X
--------------------------------------------------------------------------------
A&O Chemists Ltd.                              -             X             -
--------------------------------------------------------------------------------
58th Street Pharmacy                           -             X             -
--------------------------------------------------------------------------------
Oakland Drugs Inc.                             -             X             X
--------------------------------------------------------------------------------
Town and Country Pharmacy                      -             -             X
--------------------------------------------------------------------------------
Arrow Drug                                     -             -             X
--------------------------------------------------------------------------------
Med World                                      -             -             X
--------------------------------------------------------------------------------
Cunningham Pharmacy Inc.                       -             -             X
--------------------------------------------------------------------------------
Thriftway Trump                                -             -             X
--------------------------------------------------------------------------------
Lenox Terrace                                  -             -             X
--------------------------------------------------------------------------------


                          20 LARGEST SUPPLIERS TO DGD

--------------------------------------------------------------------------------
                    VENDOR'S NAME                         1996          1995
Glaxo Inc.                                                  X             X
--------------------------------------------------------------------------------
Pfizer                                                      X             X
--------------------------------------------------------------------------------
JOM Pharmaceutical Services                                 X             X
--------------------------------------------------------------------------------
Bristol-Myers Squibb Co.                                    X             X
--------------------------------------------------------------------------------
Schering Laboratories                                       X             X
--------------------------------------------------------------------------------
Eli Lilly & Company                                         X             X
--------------------------------------------------------------------------------
Merck Sharp & Doue                                          X             X
--------------------------------------------------------------------------------
Roche Laboratories                                          X             -
--------------------------------------------------------------------------------
Smithkline Beecham Pharmaceuticals                          X             X
--------------------------------------------------------------------------------
Hoechst Marion Roussel                                      X             X
--------------------------------------------------------------------------------
Abbott Laboratories                                         X             X
--------------------------------------------------------------------------------
Proctor & Gamble Distributors                               X             X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sandoz                                                      X             X
--------------------------------------------------------------------------------
GD Searle                                                   X             X
--------------------------------------------------------------------------------
Astra Merck                                                 X             X
--------------------------------------------------------------------------------
Ciba Geneva                                                 X             X
--------------------------------------------------------------------------------
Bayer Corp.                                                 X             -
--------------------------------------------------------------------------------
Park Davis                                                  X             X
--------------------------------------------------------------------------------
Amgen                                                       X             X
--------------------------------------------------------------------------------
Burroughs Welcome                                           -             X
--------------------------------------------------------------------------------
Rhone-Poalenc Rorer                                         X             X
--------------------------------------------------------------------------------
Aligen                                                      X             X
--------------------------------------------------------------------------------

                               Schedule 6.01(p)


DGD BANK ACCOUNTS:                  Bank of New York:

                                          Note Account:     610-1545391
                                          General Account:  610-1543046
                                          Payroll Account:  610-1543038
                                          Special Account:  610-1546185


                                    Bankers Trust NYC

                                          Checking:         00006752


                                    Bankers Trust (Delaware)
                                    1001 Jefferson Street, 4th Floor
                                    Willmington, Delaware 19801

                                          00505906

AUTHORIZED SIGNATORIES FOR ALL ABOVE ACCOUNTS ARE:

      Jay Reba
      Martin Shapiro
      Norman Genzer

DGD SAFE DEPOSIT BOXES:           None

DGD MONEY MARKET FUNDS:           None

DGD CERTIFICATES OF DEPOSIT:      None

STOCKS HELD BY DGD:               None

BONDS HELD BY DGD:                None

NOTES AND OTHER SECURITIES
HELD BY DGD:                      None, other than notes receivable held against
                                  customers'  inventory for payment.


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                               Schedule 6.01(u)

ENVIRONMENTAL MATTERS

The following are the only known environmental conditions:

      1. DGD has two, 5,000 gallon each, underground storage tanks. The New Jersey Department of Environmental Protection ("NJDEP") has approved their removal and quotes for removal have been solicited. Truck fueling will be done off-site at a licensed distributor.

      2. Recent water samples from a monitoring well were tested and proved negative for a sheen. NJDEP has promised a closure letter for this matter.

      3. DGD, at the request of NJDEP has retained Lutz Environmental Co., Inc. to complete a well search and receptor evaluation as part of the closure of the DGD site.

                               Schedule 6.02(f)


JMSM Ltd. is suing Distributors for $400,000 alleging a breach of an office lease in South Plainfield, New Jersey. Provision for such amount has already been reserved for on Neuman's financial statements.